Exhibit 1.1

CLIFFORD CHANCE LLP

Company No. 09127533

AGREED FORM ARTICLES

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

INTERNATIONAL GAME TECHNOLOGY PLC

Adopted on 7 April 2015

27.	Methods of appointing directors	13
28.	Termination of director’s appointment	15
29.	Directors’ fees	16
30.	Directors’ additional remuneration	16
31.	Directors’ pensions and other benefits	16
32.	Remuneration of executive directors	17
33.	Directors’ expenses	17

PART 3 DECISION-MAKING BY MEMBERS		18

ORGANISATION OF GENERAL MEETINGS		18

34.	Annual general meetings	18
35.	Calling general meetings	18
36.	Notice of general meetings	18
37.	Attendance and speaking at general meetings	19
38.	Meeting security	20
39.	Quorum for general meetings	20
40.	Chairing general meetings	20
41.	Conduct of meeting	21
42.	Attendance and speaking by directors and non-members	21
43.	Dissolution and adjournment if quorum not present	21
44.	Adjournment if quorum present	22
45.	Notice of adjourned meeting	22
46.	Business at adjourned meeting	23

VOTING AT GENERAL MEETINGS		23

47.	Voting: general	23
48.	Chairman’s declaration	24
49.	Errors and disputes	25
50.	Demanding a poll	25
51.	Procedure on a poll	26
52.	Appointment of proxy	26
53.	Content of proxy notices	27
54.	Delivery of proxy notices	27
55.	Corporate representatives	28
56.	Termination of authority	28
57.	Amendments to resolutions	29

RESTRICTIONS ON MEMBERS’ RIGHTS		29

58.	No voting of shares on which money owed to company	29

APPLICATION OF RULES TO CLASS MEETINGS AND RIGHTS		30

59.	Variation of class rights	30
60.	Disclosure of interests in shares	30
61.	Failure to disclose interests in shares	31

PART 4 SHARES AND DISTRIBUTIONS ISSUE OF SHARES		32

62.	Allotment and pre-emption	32
63.	Powers to issue different classes of share	34
64.	Rights and restrictions attaching to shares	34
65.	Nominee	37
66.	Payment of commissions on subscription for shares	39
67.	Purchase of own shares	39

INTERESTS IN SHARES		40

68.	Company not bound by less than absolute interests	40

SHARE CERTIFICATES		40

69.	Certificates to be issued except in certain cases	40
70.	Contents and execution of certificates	41
71.	Consolidated certificates	41
72.	Replacement certificates	42

PARTLY PAID SHARES		42

73.	Company’s lien over partly paid shares	42
74.	Enforcement of the company’s lien	43
75.	Call notices	44
76.	Liability to pay calls	44
77.	When call notice need not be issued	45
78.	Failure to comply with call notice: automatic consequences	45
79.	Payment of uncalled amount in advance	46
80.	Notice of intended forfeiture	46
81.	Directors’ power to forfeit shares	46
82.	Effect of forfeiture	46
83.	Procedure following forfeiture	47
84.	Surrender of shares	48

UNTRACED SHAREHOLDERS		48

85.	Power of sale	48
86.	Application of proceeds of sale	49

TRANSFERS AND TRANSMISSION OF SHARES		49

87.	Transfers of shares	49
88.	Transmission of shares	50
89.	Transmittees’ rights	50

90.	Exercise of transmittees’ rights	51
91.	Transmittees bound by prior notices	51

CONSOLIDATION/DIVISION OF SHARES		51

92.	CONSOLIDATION/DIVISION OF SHARES	51
93.	Procedure for disposing of fractions of shares	51

DISTRIBUTIONS		52

94.	Procedure for declaring dividends	52
95.	Calculation of dividends	53
96.	Payment of dividends and other distributions	53
97.	Deductions from distributions in respect of sums owed to the company	55
98.	No interest on distributions	56
99.	Unclaimed distributions	56
100.	Non-cash distributions	56
101.	Waiver of distributions	57
102.	Scrip dividends	57

CAPITALISATION OF PROFITS AND RESERVES		59

103.	Authority to capitalise and appropriation of capitalised sums	59
104.	Record dates	60

PART 5 MISCELLANEOUS PROVISIONS		60

COMMUNICATIONS		60

105.	Means of communication to be used	60
106.	Loss of entitlement to notices	62

ADMINISTRATIVE ARRANGEMENTS		63

107.	Secretary	63
108.	Change of name	63
109.	Authentication of documents	63
110.	Company seals	64
111.	Records of proceedings	64
112.	Destruction of documents	65
113.	Accounts	66
114.	Provision for employees on cessation of business	66
115.	Winding up of the company	67

DIRECTORS’ INDEMNITY AND INSURANCE		67

116.	Indemnity of officers and funding directors’ defence costs	67
117.	Insurance	69

PART 1

INTERPRETATION AND LIMITATION OF LIABILITY

1.                                      DEFINED TERMS

1.1                               In the articles, unless the context requires otherwise:

“Act” means the Companies Act 2006;

“articles” means the Company’s articles of association;

“associate” means any body corporate in which a company is interested directly or indirectly so that it is able to exercise or control the exercise of 20 per cent. or more of the votes eligible to be cast at general meetings on all, and substantially all, matters;

“auditors” means the auditors from time to time of the Company;

“bankruptcy” includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy;

“business day” means a day (not being a Saturday or Sunday) on which clearing banks are open for business in London, New York, Rome and Milan;

“call” has the meaning given in article 75.1;

“call notice” has the meaning given in article 75.1;

“certificate” means a paper certificate evidencing a person’s title to specified shares or other securities;

“chairman” means the person appointed to that role pursuant to article 13.1;

“chairman of the meeting” has the meaning given in article 40.4;

“clear days” means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“company” includes any body corporate (not being a corporation sole) or association of persons, whether or not a company within the meaning of the Act;

“Company” means International Game Technology PLC, a company incorporated in England and Wales, with registered number 09127533;

“Companies Acts” means the Companies Acts (as defined in section 2 of the Act), in so far as they apply to the Company;

“company’s lien” has the meaning given in article 73.1;

“corporate representative” has the meaning given in article 55.1;

“director” means a director of the Company, and includes any person occupying the position of director, by whatever name called;

“Disclosure and Transparency Rules” means the Disclosure Rules and Transparency Rules of the UK Financial Conduct Authority made pursuant to Part VI of FSMA, as revised from time to time;

“distribution recipient” has the meaning given in article 96.2;

“document” includes, unless otherwise specified, any document sent or supplied in electronic form;

“fully paid” in relation to a share, means that the nominal value and any premium to be paid to the Company in respect of that share has been paid to the Company;

“Group” means the Company and its subsidiaries and subsidiary undertakings from time to time;

“holder” in relation to a share means the person whose name is entered in the register of members as the holder of that share;

“independent director” means a director who meets the independence standards of the NYSE applicable to non-controlled domestic US issuers;

“instrument” means a document in hard copy form;

“lien enforcement notice” has the meaning given in article 74;

“member” means a member of the Company;

“Loyalty Plan” means the loyalty plan relating to the Special Voting Shares;

“Model Articles” means the model articles for public companies limited by shares contained in Schedule 3 of the Companies (Model Articles) Regulations 2008 (SI 2009/3229) as amended prior to the date on which the Company was incorporated;

“Nominee” means any person appointed by the Company to hold Special Voting Shares in accordance with these articles;

“NYSE” means the New York Stock Exchange;

“Ordinary Shares” means ordinary shares of US$0.10 each in the capital of the Company, having the rights and restrictions set out in article 64.1;

“paid” and “paid up” mean paid or credited as paid;

“participate”, in relation to a directors’ meeting, has the meaning given in article 11.1 and “participating director” shall be construed accordingly;

“partly paid” in relation to a share means that part of that share’s nominal value and any premium at which it was issued which has not been paid to the Company;

“proxy notice” has the meaning given in article 53.1;

“qualifying person” means an individual who is a member of the Company, a corporate representative in relation to a meeting or a person appointed as proxy of a member in relation to a meeting;

“register” means the register of members of the Company kept under section 113 of the Act and, where the context requires, any register maintained by the Company of persons holding any renounceable right of allotment of a share;

“seal” means the common seal of the Company or any official or securities seal that the Company may have or may be permitted to have under the Act;

“secretary” means the secretary of the Company and includes any joint, assistant or deputy secretary and a person appointed by the directors to perform the duties of the secretary;

“senior holder” means, in the case of a share held by two or more joint holders, whichever of them is named first in the register;

“shares” means any shares in the Company;

“Special Voting Shares” means special voting shares with a nominal value of US$0.000001 each in the capital of the Company, having the rights and restrictions set out in article 64.7;

“Sterling Non-Voting Shares” means the sterling non-voting shares of the Company with a nominal value of £1 each, having the rights and restrictions set out in article 64.17;

“Sterling Shareholder” means any person appointed by the Company to hold the Sterling Non-Voting Shares;

“subsidiary undertaking” or “parent undertaking” is to be construed in accordance with section 1162 (and Schedule 7) of the Act and for the purposes of this definition, a subsidiary undertaking shall include any person the shares or ownership interests in which are subject to security and where the legal title to the shares or ownership interests so secured are registered in the name of the secured party or its nominee pursuant to such security;

“transmittee” means a person entitled to a share by reason of the death or bankruptcy of a shareholder or otherwise by operation of law; and

“writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise.

1.2                               Unless the context requires otherwise, words or expressions contained in these articles bear the same meaning given by the Act as it is in force when the articles are adopted.

1.3                               Where an ordinary resolution of the Company is expressed to be required for any purpose, a special resolution is also effective for that purpose.

1.4                               References to a “meeting” shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

1.5                               The headings in the articles do not affect their interpretation.

1.6                               References to any statutory provision or statute include all modifications and re-enactments (with or without modification) to such provision or statute and all subordinate legislation made under any such provision or statute, in each case for the time being in force. This article 1.6 does not affect the interpretation of article 1.2.

1.7                               The ejusdem generis principle of construction shall not apply. Accordingly, general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words.

1.8                               In the articles, words importing one gender shall include each gender and a reference to a “spouse” shall include a reference to a civil partner under the Civil Partnership Act 2004.

2.                                      MODEL ARTICLES OR REGULATIONS NOT TO APPLY

No model articles or regulations contained in any statute or subordinate legislation, including those contained in the Model Articles, apply as the articles of association of the Company.

3.                                      LIABILITY OF MEMBERS

The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

PART 2

DIRECTORS

DIRECTORS’ POWERS AND RESPONSIBILITIES

4.                                      DIRECTORS’ GENERAL AUTHORITY

4.1                               Subject to the Act and the articles, the directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company whether relating to the management of the business or not.

4.2                               No alteration of the articles invalidates anything which the directors have done before the alteration.

4.3                               The provisions of the articles giving specific powers to the directors do not limit the general powers given by this article 4.

4.4                               The directors can appoint a person (not being a director) to an office having the title including the word “director” or attach such a title to an existing office. The directors can also terminate the appointment or use of that title. Even though a person’s title includes “director”, this does not imply that they are (or are deemed to be) directors of the Company or that they can act as a director as a result of having such a title or be treated as a director of the Company for any of the purposes of the Act or the articles.

4.5                              The directors may in their discretion exercise (or cause to be exercised) the powers conferred by shares of another company held (or owned) by the Company or a power of appointment to be exercised by the Company (including the exercise of the voting power or power of appointment in favour of the appointment of a director as an officer or employee of that company).

4.6                               Subject to the Act, the directors may exercise the powers of the Company regarding keeping an overseas, local or other register and may make and vary regulations as they think fit concerning the keeping of such a register.

5.                                      COMPLIANCE WITH NYSE RULES

For as long as the Ordinary Shares are listed on the NYSE, the Company shall comply with all NYSE corporate governance standards set forth in Section 3 of the NYSE Listed Company Manual applicable to non-controlled domestic U.S. issuers, regardless of whether the Company is a foreign private issuer.

6.                                      BORROWING POWERS

The directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or part of the undertaking, property and assets (present or future) and uncalled capital of the Company and, subject to the Act, to issue debentures and other securities, whether outright or as collateral security for a debt, liability or obligation of the Company or of a third party.

7.                                      DIRECTORS MAY DELEGATE

7.1                               Subject to the articles, the directors may delegate any of the powers, authorities and discretions which are conferred on them under the articles:

7.1.1                     to such person or committee;

7.1.2                     by such means (including by power of attorney);

7.1.3                     to such an extent;

7.1.4                     in relation to such matters or territories; and

7.1.5                     on such terms and conditions;

as they think fit.

7.2                               If the directors so specify, any such delegation may authorise further delegation of the directors’ powers, authorities and discretions by any person to whom they are delegated.

7.3                               If the directors delegate under article 7.1, they may retain or exclude the right to exercise the delegated powers, authorities and discretions together with that person or committee.

7.4                               Where a provision in the articles refers to the exercise of a power, authority or discretion by the directors and that power, authority or discretion has been delegated by the directors to a person or a committee under article 7.1, the provision shall be construed as permitting the exercise of the power, authority or discretion by that person or committee.

7.5                              The directors may revoke any delegation in whole or part, or alter its terms and conditions.

8.                                      COMMITTEES

8.1                               Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the articles which govern the taking of decisions by directors.

8.2                               For as long as the Ordinary Shares are listed on the NYSE, all committees shall comply with the applicable rules of the NYSE applicable to non-controlled domestic US issuers. The directors may otherwise make rules of procedure for all or any committees, which prevail over rules derived from the articles.

DECISION-MAKING BY DIRECTORS

9.                                      DIRECTORS TO TAKE DECISIONS COLLECTIVELY

9.1                               Decisions of the directors may be taken:

9.1.1                     at a directors’ meeting; or

9.1.2                     in the form of a directors’ written resolution.

10.                               CALLING A DIRECTORS’ MEETING

10.1                        Any director may call a directors’ meeting.

10.2                        The secretary must call a directors’ meeting if a director so requests.

10.3                        A directors’ meeting is called by giving notice of the meeting to the directors.

10.4                        Notice of any directors’ meeting must indicate:

10.4.1              its proposed date and time (which shall be not less than 48 hours after the notice is given);

10.4.2              where it is to take place; and

10.4.3              if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

10.5                        Notice of a directors’ meeting must be given to each director, but need not be in writing.

10.6                        Notice of a directors’ meeting need not be given to a director who waives his entitlement to notice of that meeting, by giving notice to that effect to the Company at any time before or after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

11.                               PARTICIPATION IN DIRECTORS’ MEETINGS

11.1                        Subject to the articles, directors “participate” in a directors’ meeting, or part of a directors’ meeting, when:

11.1.1              the meeting has been called and takes place in accordance with the articles; and

11.1.2              they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

11.2                        In determining whether a director is participating in a directors’ meeting, it is irrelevant where the director is or how he communicates with the others.

11.3                        If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

12.                               QUORUM FOR DIRECTORS’ MEETINGS

12.1                        At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

12.2                        The quorum for directors’ meetings shall be at least a majority of the directors then in office.

13.                               CHAIRING DIRECTORS’ MEETINGS

13.1                        The directors may appoint a director to chair their meetings.

13.2                        The directors may appoint other directors as vice, deputy or assistant chairmen to chair directors’ meetings in the chairman’s absence.

13.3                        The directors may terminate the appointment of the chairman, vice, deputy or assistant chairman at any time.

13.4                        If neither the chairman nor any director appointed generally to chair directors’ meetings in the chairman’s absence is participating in a meeting within ten minutes of the time at which it was to start, the participating directors must appoint one of their number to chair it.

14.                               VOTING AT DIRECTORS’ MEETINGS: GENERAL RULES

14.1                        Subject to the articles, a decision is taken at a duly convened directors’ meeting by a majority of the votes cast at such meeting.

14.2                        Subject to the articles, each director participating in a directors’ meeting has one vote.

DIRECTORS’ INTERESTS

15.                               DIRECTORS’ INTERESTS

15.1                        A director shall be authorised for the purposes of section 175 of the Act to act or continue to act as a director of the Company notwithstanding that at the time of his appointment or subsequently he also holds office as a director of, or holds any other office, employment or engagement with, any other member of the Group.

16.                               DIRECTORS’ INTERESTS OTHER THAN IN RELATION TO TRANSACTIONS OR ARRANGEMENTS WITH THE COMPANY

16.1                        The directors may authorise any matter proposed to them which would, if not so authorised, involve a breach of duty by a director under section 175 of the Act.

16.2                        Any authorisation under article 16.1 will be effective only if:

16.2.1              any requirement as to the quorum at the meeting or part of the meeting at which the matter is considered is met without counting the director in question or any other director interested in the matter under consideration; and

16.2.2              the matter was agreed to without such directors voting or would have been agreed to if such directors’ votes had not been counted.

16.3                        The directors may give any authorisation under article 16.1 upon such terms and conditions as they think fit. The directors may vary or terminate any such authorisation at any time.

16.4                        For the purposes of articles 15 to 21 a conflict of interest includes a conflict of interest and duty and a conflict of duties, and “interest” includes both direct and indirect interests.

17.                               CONFIDENTIAL INFORMATION AND ATTENDANCE AT DIRECTORS’ MEETINGS

17.1                        A director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person. In particular the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he:

17.1.1              fails to disclose any such information to the directors or to any director or other officer or employee of the Company; and/or

17.1.2              does not use or apply any such information in performing his duties as a director of the Company.

However, to the extent that his relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this article 17.1 applies only if the existence of that relationship has been authorised by the directors under article 16.1 (subject, in any such case, to any terms and conditions upon which such authorisation was given).

17.2                        Where the existence of a director’s relationship with another person has been authorised by the directors under article 16.1 and his relationship with that person gives rise to a conflict of interest or possible conflict of interest, without prejudice to the provisions of article 21, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he:

17.2.1              absents himself from meetings of the directors or a committee of directors (or the relevant portions thereof) at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

17.2.2              makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser on his behalf, for so long as he reasonably believes such conflict of interest (or possible conflict of interest) subsists, provided that if a majority of the independent directors of the Company so determine (excluding any independent director who is conflicted in respect of the particular matter), such conflicted director may be permitted to participate in the relevant meeting (or part thereof), and to receive documents and information relating to the matter, but not to vote (save to the extent that such participation or access to such documents and information would constitute a breach of applicable competition law or regulation).

17.3                        The provisions of articles 17.1 and 17.2 are without prejudice to any equitable principle or rule of law which may excuse the director from:

17.3.1              disclosing information, in circumstances where disclosure would otherwise be required under these articles; and/or

17.3.2              attending meetings or discussions or receiving documents and information as referred to in article 17.2, in circumstances where such attendance or receiving such documents and information would otherwise be required under these articles.

18.                               DECLARATION OF INTERESTS IN PROPOSED OR EXISTING TRANSACTIONS OR ARRANGEMENTS WITH THE COMPANY

18.1                        A director who is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company must declare the nature and extent of his interest to the other directors before the Company enters into the transaction or arrangement.

18.2                        A director who is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by the Company must declare the nature and extent of his interest to the other directors as soon as is reasonably practicable, unless the interest has already been declared under article 18.1.

18.3                        Any declaration required by article 18.1 may (but need not) be made:

18.3.1              at a meeting of the directors;

18.3.2              by notice in writing in accordance with section 184 of the Act; or,

18.3.3              by general notice in accordance with section 185 of the Act.

18.4                        Any declaration required by article 18.2 must be made:

18.4.1              at a meeting of the directors;

18.4.2              by notice in writing in accordance with section 184 of the Act; or,

18.4.3              by general notice in accordance with section 185 of the Act.

18.5                        If a declaration made under article 18.1 or 18.2 above proves to be, or becomes, inaccurate or incomplete, a further declaration must be made under article 18.1 or 18.2 as appropriate.

18.6                        A director need not declare an interest under this article 18:

18.6.1              if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

18.6.2              if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware);

18.6.3              if, or to the extent that, it concerns terms of his service contract that have been or are to be considered by a meeting of the directors or by a committee of the directors appointed for the purpose under these articles; or

18.6.4              if the director is not aware of his interest or is not aware of the transaction or arrangement in question (and for this purpose a director is treated as being aware of matters of which he ought reasonably to be aware).

19.                               ABILITY TO ENTER INTO TRANSACTIONS AND ARRANGEMENTS WITH THE COMPANY NOTWITHSTANDING INTEREST

19.1                        Subject to the Act and provided that he has declared to the directors the nature and extent of any direct or indirect interest of his in accordance with article 18 or where article 18.6 applies and no declaration of interest is required, a director notwithstanding his office:

19.1.1              may be a party to, or otherwise be interested in, any transaction or arrangement with the Company or in which the Company is directly or indirectly interested;

19.1.2              may act by himself or through his firm in a professional capacity for the Company (otherwise than as auditor), and in any such case on such terms as to remuneration and otherwise as the directors may decide; or

19.1.3              may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise be interested in, any body corporate in which the Company is directly or indirectly interested.

20.                               REMUNERATION AND BENEFITS

20.1                        A director shall not, by reason of his office, be accountable to the Company for any remuneration or other benefit which he derives from any office or employment or from any transaction or arrangement or from any interest in any body corporate:

20.1.1              the acceptance, entry into or existence of which has been authorised by the directors under article 16.1 (subject, in any such case, to any terms and conditions upon which such authorisation was given); or

20.1.2              which he is permitted to hold or enter into by virtue of article 19 or otherwise under these articles,

nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Act. No transaction or arrangement authorised or permitted under articles 16.1 or 19 or otherwise under these articles shall be liable to be avoided on the ground of any such interest or benefit.

21.                               GENERAL VOTING AND QUORUM REQUIREMENTS

21.1                        Save as otherwise provided by these articles, a director shall not vote on or be counted in the quorum in relation to a resolution of the directors or committee of the directors concerning a matter in which he has a direct or indirect interest which is, to his knowledge, a material interest (otherwise than by virtue of his interest in shares or debentures or other securities of or otherwise in or through the Company), but this prohibition does not apply to any interest arising only because a resolution concerns any of the following matters:

21.1.1              the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

21.1.2              the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

21.1.3              a transaction or arrangement concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

21.1.4              a transaction or arrangement to which the Company is or is to be a party concerning another company (including a subsidiary undertaking of the Company) in which he or any person connected with him is interested (directly or indirectly) whether as an officer, shareholder, creditor or otherwise (a “relevant company”), if he and any persons connected with him do not to his knowledge hold an interest in shares (as that term is used in sections 820 to 825 of the Act) representing one per cent. or more of either any class of the equity share capital (excluding any share of that class held as treasury shares)

in the relevant company or of the voting rights available to members of the relevant company;

21.1.5              a transaction or arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings (including any pension fund or retirement, death or disability scheme) which does not award him a privilege or benefit not generally awarded to the employees to whom it relates; or

21.1.6              a transaction or arrangement concerning the purchase or maintenance of any insurance policy for the benefit of directors or for the benefit of persons including directors.

21.2                        A director shall not vote on or be counted in the quorum in relation to a resolution of the directors or committee of the directors concerning his own appointment (including fixing or varying the terms of his appointment or its termination) as the holder of an office or place of profit with the Company or any body corporate in which the Company is directly or indirectly interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or its termination) of two or more directors to offices or places of profit with the Company or a body corporate in which the Company is directly or indirectly interested, such proposals may be divided and a separate resolution considered in relation to each director. In that case, each of the directors concerned (if not otherwise debarred from voting under article 21) is entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

21.3                        If a question arises at a meeting as to the materiality of a director’s interest or as to the entitlement of a director to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be decided by resolution of the directors or committee members present at the meeting (excluding the director in question) whose majority vote is conclusive and binding on all concerned.

21.4                        The Company may by ordinary resolution suspend or relax the provisions of articles 15 to 21 to any extent. Subject to the Act, the Company may by ordinary resolution ratify any transaction or arrangement not properly authorised by reason of a contravention of articles 15 to 21.

22.                               PROPOSING DIRECTORS’ WRITTEN RESOLUTIONS

22.1                        Any director may propose a directors’ written resolution.

22.2                        The secretary must propose a directors’ written resolution if a director so requests.

22.3                        A directors’ written resolution is proposed by giving written notice of the proposed resolution to each director.

22.4                        Notice of a proposed directors’ written resolution must indicate:

22.4.1              the proposed resolution;

22.4.2              the time by which it is proposed that the directors should adopt it; and

22.4.3              the manner in which directors can indicate their agreement in writing to it, for the purposes of article 23.

23.                               ADOPTION OF DIRECTORS’ WRITTEN RESOLUTIONS

23.1                        A proposed directors’ written resolution is adopted when all the directors entitled to vote at a meeting of the board or of a committee of the board in respect of the proposed resolution (being not less than the number of directors required to form a quorum at a duly convened meeting) have signed one or more copies of it, or have otherwise indicated their agreement in writing to it (which may include by electronic means). A director indicates his agreement in writing to a proposed directors’ written resolution when the Company receives from him an authenticated document identifying the resolution to which it relates and indicating the director’s agreement to the resolution, in accordance with section 1146 of the Act. Once a director has so indicated his agreement, it may not be revoked.

23.2                        It is immaterial whether any director signs the resolution or otherwise indicates his agreement in writing to it before or after the time by which the notice proposed that it should be adopted.

23.3                        Once a directors’ written resolution has been adopted, it must be treated as if it had been a decision taken at a directors’ meeting or committee meeting in accordance with the articles. All directors shall be notified after a director’s written resolution has been passed.

24.                               DIRECTORS’ DISCRETION TO MAKE FURTHER RULES

Subject to the articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

APPOINTMENT OF DIRECTORS

25.                               NUMBER OF DIRECTORS

Unless and until otherwise decided by the board (where, for the period of three years from the date of adoption of these articles, not less than three-quarters of the directors shall have voted in favour of such decision), the number of directors will be 13. The composition of the board (and, if applicable, each director) will satisfy the requirements of applicable law and any securities exchange on which the Company’s securities are listed.

26.                               INITIAL DIRECTORS

The directors in office immediately following the unconditional adoption of these articles shall be appointed for a term of three years from such date.

27.                               METHODS OF APPOINTING DIRECTORS

27.1                        Subject to the articles, any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director:

27.1.1              by ordinary resolution;

27.1.2              at a general meeting called under article 35.4;

27.1.3              by a decision of the directors.

27.2                        Subject to the Act, the directors may enter into an agreement or arrangement with any director for the provision of any services outside the scope of the ordinary duties of a director. Any such agreement or arrangement may be made on such terms and conditions as (subject to the Act) the directors think fit and (without prejudice to any other provision of the articles) they may remunerate any such director for such services as they think fit.

27.3                        The only persons who can be elected directors at a general meeting are the following:

27.3.1              a person who is recommended by the directors;

27.3.2              a person who has been proposed by a member (other than the person to be proposed) who is entitled to attend and to vote at the meeting. The proposing member must provide written notice that he intends to propose the person for election and the notice must:

(a)                                 be delivered to the Company’s registered office at least 30 but not more than 90 days before the date of the meeting;

(b)                                 state the particulars which would be required to be included in the register of directors if the proposed director were appointed (or reappointed), as well as (for so long as the Ordinary Shares are listed on the NYSE) all information required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for appointment of directors, or is otherwise required, in each case pursuant to Regulation 14A under the US Securities Exchange Act of 1934, as amended from time to time; and

(c)                                  be accompanied by notice given by proposed director of his willingness to be appointed (or reappointed).

27.4                        The directors may require that any notice of a proposed director by a member include additional disclosure regarding such proposed director, including such person’s interest in the Company.

27.5                        A resolution for the appointment of two or more persons as directors by a single resolution is void unless a resolution that the resolution for appointment is proposed in this way has first been proposed by the meeting without a vote being given against it.

27.6                        A director need not be a member.

27.7                        All acts done by:

27.7.1              a meeting of the directors;

27.7.2              a meeting of a committee of the directors;

27.7.3              written resolution of the directors; or

27.7.4              a person acting as a director, or a committee,

shall be valid notwithstanding that it is discovered afterwards that there was a defect in the appointment of a person or persons acting or that any of them were disqualified from holding office, had ceased to hold office or were not entitled to vote on the matter in question.

28.                               TERMINATION OF DIRECTOR’S APPOINTMENT

28.1                        A person ceases to be a director as soon as:

28.1.1              the period expires, if he has been appointed for a fixed period;

28.1.2              he ceases to be a director by virtue of any provision of the Act, is removed from office under the articles or is prohibited from being a director by law;

28.1.3              he is deemed unfit or has otherwise been requested to be removed from office by any gaming regulatory authority in any applicable jurisdiction;

28.1.4              a bankruptcy order is made against him;

28.1.5              a composition is made with his creditors generally in satisfaction of his debts;

28.1.6              a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months and the directors resolve that he cease to be a director;

28.1.7              by reason of his mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have and the directors resolve that he cease to be a director;

28.1.8              he is absent, without the permission of the directors, from directors’ meetings for six consecutive months and the directors resolve that he cease to be a director;

28.1.9              notification is received by the Company from the director that the director is resigning from office as director, and such resignation has taken effect in accordance with its terms; or

28.1.10       being an executive director he ceases, for whatever reason, to be employed or engaged by the Group (provided that this article 28.1.10 shall not apply to the initial directors as referred to in article 26).

28.2                        A unanimous resolution of the directors (excluding the director the subject of this article) declaring a director to have ceased to be a director under the terms of this article is conclusive as to the fact and grounds of cessation stated in the resolution.

28.3                        If a director ceases to be a director for any reason, he shall cease to be a member of any committee of the directors.

29.                               DIRECTORS’ FEES

29.1                        Directors may undertake any services for the Company that the directors decide.

29.2                        Unless otherwise determined by ordinary resolution, directors are entitled for their services to such total fees as the directors determine (or such sum as the Company may decide by ordinary resolution). The total fees will be divided among the directors in the proportions that the directors decide. If no decision is made, the total fees will be divided equally. A fee payable under this article 29.2 is distinct from any salary, remuneration or other amount payable to a director under the articles or otherwise. Unless the directors determine otherwise, a fee payable under this article 29.2 accrues from day to day.

29.3                        Subject to the Act and the articles, directors’ fees may be payable in any form and, in particular, the directors may arrange for part of a fee payable under this article 29 to be provided in the form of fully paid shares of the Company. The amount of the fee payable in this way is at the directors’ discretion. The amount of the fee will be applied to purchase or subscribe for shares on behalf of the director.

29.4                        Unless the directors decide otherwise, a director is not accountable to the Company for any remuneration which he receives as a director or other officer or employee of the Company’s subsidiary undertakings or of any other body corporate in which the Company is interested.

30.                               DIRECTORS’ ADDITIONAL REMUNERATION

30.1                        The directors can pay additional remuneration (whether by way of salary, percentage of profits or otherwise) and expenses to any director who at the request of the directors:

30.1.1              makes a special journey for the Company;

30.1.2              performs a special service for the Company; or,

30.1.3              works abroad in connection with the Company’s business.

31.                               DIRECTORS’ PENSIONS AND OTHER BENEFITS

31.1                        The directors may decide whether to pay or provide (by insurance or otherwise):

31.1.1              pensions, retirement or superannuation benefits;

31.1.2              death, sickness or disability benefits;

31.1.3              gratuities; or,

31.1.4              other allowances,

to any person who is or who was a director of:

31.1.5              the Company;

31.1.6              a subsidiary undertaking of the Company;

31.1.7              any company which is or was allied to or associated with the Company or any of its subsidiary undertakings; or

31.1.8              a predecessor in business of the Company or any of its subsidiary undertakings,

or to a member of his family including a spouse, former spouse or a person who is (or was) dependent on him.

31.2                       For the purpose of article 31.1, the directors may establish, maintain, subscribe and contribute to any scheme trust or fund and pay premiums. The directors may arrange for this to be done either by the Company alone or in conjunction with another person.

32.                               REMUNERATION OF EXECUTIVE DIRECTORS

32.1                        The salary or remuneration of a director appointed to hold employment or executive office in accordance with these articles may be:

32.1.1              a fixed sum;

32.1.2              wholly or partly governed by business done or profits made; or

32.1.3              as the directors decide.

This salary or remuneration may be in addition to or instead of a fee payable to him for his services as a director under these articles.

33.                               DIRECTORS’ EXPENSES

33.1                        The Company may repay any reasonable travelling, hotel and other expenses which a director properly incurs in performing his duties as director in connection with his attendance at:

33.1.1              directors’ meetings;

33.1.2              committee meetings;

33.1.3              general meetings; or

33.1.4              separate meetings of the holders of any class of shares or of debentures of the Company,

or otherwise in connection with the exercise of their powers and the discharge of his responsibilities in relation to the Company.

33.2                        Subject to the Act, the directors may make arrangements to provide a director with funds to meet expenditure incurred (or to be incurred) by him for the purposes of:

33.2.1              the Company;

33.2.2              enabling him to properly perform his duties as an officer of the Company; or

33.2.3              enabling him to avoid incurring any such expenditure.

PART 3

DECISION-MAKING BY MEMBERS

ORGANISATION OF GENERAL MEETINGS

34.                               ANNUAL GENERAL MEETINGS

34.1                        Subject to the Act, the Company must hold an annual general meeting within six months following its accounting fiscal year end date.

34.2                        The directors may decide where and when to hold annual general meetings.

35.                               CALLING GENERAL MEETINGS

35.1                        The directors may call a general meeting whenever they think fit.

35.2                        On the requirement of members under the Act, the directors must call a general meeting:

35.2.1              within 21 days from the date on which the directors become subject to the requirement; and

35.2.2              to be held on a date not more than 28 days after the date of the notice calling the meeting.

35.3                        At a general meeting called by a requisition (or by requisitionists), no business may be transacted except that stated by the requisition or proposed by the directors.

35.4                        A general meeting may also be called under this article 35.4. if:

35.4.1              the Company has fewer than two directors; and

35.4.2              the director (if any) is unable or unwilling to appoint sufficient directors to make up a quorum or to call a general meeting to do so,

then two or more members may call a general meeting (or instruct the secretary to do so) for the purpose of appointing one or more directors.

36.                               NOTICE OF GENERAL MEETINGS

36.1                        At least 21 clear days’ notice must be given to call an annual general meeting. Subject to the Act, at least 14 clear days’ notice must be given to call all other general meetings. A general meeting may be called by shorter notice if it is so agreed by a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95 per cent. in nominal value of the shares giving that right.

36.2                        Notice of a general meeting must be given to:

36.2.1              the members (other than any who, under the provisions of the articles or the terms of allotment or issue of shares, are not entitled to receive notice);

36.2.2              the directors;

36.2.3              beneficial owners nominated to enjoy information rights under the Act; and

36.2.4              the auditors.

36.3                        The directors may decide that persons entitled to receive notices of a general meeting are those on the register at the close of business on a day the directors decide.

36.4                        The notice of a general meeting must specify a time (which must not be more than 48 hours, excluding any part of a day that is not a working day, before the time fixed for the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time specified in the notice will be disregarded in deciding the rights of any person to attend or vote.

36.5                        In the case of an annual general meeting, the notice shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall specify the intention to propose the resolution as a special resolution.

36.6                        The accidental omission to give notice of a general meeting or to send, supply or make available any document or information relating to a meeting to, or the non receipt of any such notice, document or information by, a person entitled to receive any such notice, document or information will not invalidate the proceedings at that meeting.

36.7                        Subject to the Act, if, after the sending of notice of a general meeting, the directors decide that it is impractical or unreasonable for any reason to hold a general meeting at the time, date or place set out in the notice for calling the meeting, they can move or postpone the meeting (or both). Subject to the Act, if the directors do this, an announcement of the time, date and place of the re-arranged meeting will, if practical, be published on the Company’s website. Notice of the business of the meeting does not need to be given again. The directors must take reasonable steps to ensure that any member trying to attend the meeting at the original time, date and/or place is informed of the new arrangements. If a meeting is re-arranged in this way, proxy forms can be delivered as specified in article 54. The directors can also move or postpone (or both) the re-arranged meeting under this article.

37.                               ATTENDANCE AND SPEAKING AT GENERAL MEETINGS

37.1                        The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak and vote at it.

37.2                        A person is able to exercise the right to vote at a general meeting when:

37.2.1              that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

37.2.2              that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

38.                               MEETING SECURITY

38.1                        The directors may make any arrangement and impose any restriction they consider appropriate to ensure the security of a general meeting including the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place.

38.2                        The directors may authorise one or more persons, including a director or the secretary or the chairman of the meeting, to:

38.2.1              refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions; and

38.2.2              eject from a meeting any person who causes the proceedings to become disorderly.

39.                               QUORUM FOR GENERAL MEETINGS

39.1                        No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending the meeting do not constitute a quorum.

39.2                        If the Company has only one member entitled to attend and vote at the general meeting, one qualifying person present at the meeting and entitled to vote is a quorum.

39.3                        Subject to the Act, in all cases other than that in article 39.2, qualifying persons representing a majority of the votes of the Company entitled to be exercised at the meeting are a quorum.

40.                               CHAIRING GENERAL MEETINGS

40.1                        If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

40.2                        If the chairman is absent and the directors have appointed a vice, deputy or assistant chairman, then the senior of them shall act as the chairman.

40.3                        If the directors have not appointed a chairman (or vice, deputy or assistant chairman), or if the chairman (or vice, deputy or assistant chairman) is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

40.3.1              the directors present; or

40.3.2              (if no directors are present), the meeting,

must appoint a director or member to chair the meeting. If only one director is present and willing and able to act, he shall be the chairman. The appointment of the chairman of the meeting must be the first business of the meeting.

40.4                        The person chairing a meeting in accordance with this article is referred to as “the chairman of the meeting”.

41.                               CONDUCT OF MEETING

41.1                        Without prejudice to any other power which he may have under the articles or at common law, the chairman of the meeting may take such action as he thinks fit to promote the orderly conduct of the business of the meeting as specified in the notice of meeting. His decision on matters of procedure or arising incidentally from the business of the meeting will be final, as will be his decision as to whether any matter is of such a nature.

41.2                        If it appears to the chairman of the meeting that the meeting place specified in the notice calling the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting shall be duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a member who is unable to be accommodated is able to:

41.2.1              participate in the business for which the meeting has been called;

41.2.2              exercise his rights to speak and to vote at the meeting in accordance with article 37;

41.2.3              hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise), whether in the meeting place or elsewhere; and

41.2.4              be heard and seen by all other persons present in the same way.

42.                               ATTENDANCE AND SPEAKING BY DIRECTORS AND NON-MEMBERS

42.1                        Directors may attend and speak at general meetings whether or not they are members.

42.2                        The chairman of the meeting may permit other persons who are not:

42.2.1              members of the Company, or

42.2.2              otherwise entitled to exercise the rights of members in relation to general meetings,

to attend and speak at a general meeting if he considers it will assist the deliberations of the meeting.

43.                               DISSOLUTION AND ADJOURNMENT IF QUORUM NOT PRESENT

43.1                        If a general meeting was requisitioned by members and the persons attending the meeting within 30 minutes of the time at which the meeting was due to start (or such longer time as the chairman of the meeting decides to wait) do not constitute a quorum, or if during the meeting a quorum ceases to be present, the meeting is dissolved.

43.2                        In the case of a general meeting other than one requisitioned by members, if the persons attending the meeting within 30 minutes of the time at which the meeting was due to start (or such longer time as the chairman of the meeting decides to wait) do not constitute a quorum, or if during the meeting a quorum ceases to be present, the chairman of the meeting must adjourn it.

43.3                        The continuation of a general meeting adjourned under article 43.2 for lack of quorum is to take place either:

43.3.1              on a day that is not less than 14 days but not more than 28 days after it was adjourned and at a time and/or place specified for the purpose in the notice calling the meeting; or

43.3.2              where no such arrangements have been specified, on a day that is not less than 14 days but not more than 28 days after it was adjourned and at such time and/or place as the chairman of the meeting decides (or, in default, the directors decide).

43.4                        In the case of a general meeting to take place under article 43.3.2, the Company must give not less than seven clear days’ notice of any adjourned meeting and the notice must state the quorum requirement.

43.5                        At an adjourned meeting the quorum is one qualifying person present and entitled to vote. If a quorum is not present within five minutes from the time fixed for the start of the meeting, the adjourned meeting is dissolved.

44.                               ADJOURNMENT IF QUORUM PRESENT

44.1                        The chairman may, with the consent of a general meeting at which a quorum is present (and must, if so directed by the meeting), adjourn a meeting from time to time and from place to place or for an indefinite period.

44.2                        Without prejudice to any other power which he may have under the provisions of the articles or at common law, the chairman of the meeting may, without the consent of the general meeting, interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if he decides that it has become necessary to do so in order to:

44.2.1              secure the proper and orderly conduct of the meeting;

44.2.2              give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

44.2.3              ensure that the business of the meeting is properly disposed of.

45.                               NOTICE OF ADJOURNED MEETING

45.1                        Whenever a general meeting is adjourned for 28 days or more or for an indefinite period under article 44 at least seven clear days’ notice shall be given to:

45.1.1              the members (other than any who, under the provisions of the articles or the terms of allotment or issue of the shares, are not entitled to receive notice);

45.1.2              the directors;

45.1.3              beneficial owners nominated to enjoy information rights under the Act; and

45.1.4              the auditors.

Except in these circumstances it is not necessary to give notice of a general meeting adjourned under article 44 or of the business to be transacted at the adjourned meeting.

45.2                        The directors may decide that persons entitled to receive notice of an adjourned meeting in accordance with this article 45 are those persons entered on the register at the close of business on a day determined by the directors.

45.3                        The notice of an adjourned meeting given in accordance with this article 45 shall also specify a time (which shall not be more than 48 hours (excluding any part of a day that is not a working day) before the time fixed for the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice will be disregarded in determining the rights of any person to attend or vote.

46.                               BUSINESS AT ADJOURNED MEETING

46.1                        No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

VOTING AT GENERAL MEETINGS

47.                               VOTING: GENERAL

47.1                        A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the articles.

47.2                        Subject to special rights or restrictions as to voting attached to any class of shares by or in accordance with the articles, on a vote on a resolution:

47.2.1              on a show of hands at a meeting:

(a)                                 every qualifying person (not being a proxy) present and entitled to vote on the resolution has one vote; and

(b)                                 every proxy present who has been appointed by a member entitled to vote on the resolution has one vote, except where:

(i)                                     that proxy has been appointed by more than one member entitled to vote on the resolution; and

(ii)                                  the proxy has been instructed:

(A)                               by one or more of those members to vote for the resolution and by one or more of those members to vote against the resolution; or

(B)                               by one or more of those members to vote in the same way on the resolution (whether for or against) and one or more of those members has permitted the proxy discretion as to how to vote, in which case, the proxy has one vote for and one vote against the resolution; and

47.2.2              on a poll taken at a meeting, every qualifying member present and entitled to vote on the resolution has one vote in respect of each Ordinary Share and 0.9995 votes in respect of each Special Voting Share held by the relevant member.

47.3                        In the case of joint holders of a share, only the vote of the senior holder who votes (or any proxy duly appointed by him) may be counted by the Company.

47.4                        A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) that he is or may be suffering from mental disorder or is otherwise incapable of running his affairs may vote, whether on a show of hands or on a poll, by his guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the court. A guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the court may vote by proxy if evidence (to the satisfaction of the directors) of the authority of the person claiming to exercise the right to vote is received at the registered office of the Company (or at another place specified in accordance with the articles for the delivery or receipt of forms of appointment of a proxy) or in any other manner specified in the articles for the appointment of a proxy within the time limits prescribed by the articles for the appointment of a proxy for use at the meeting, adjourned meeting or poll at which the right to vote is to be exercised.

47.5                        In the case of an equality of votes whether on a show of hands or on a poll, the chairman of the meeting shall not be entitled to a casting vote.

47.6                        The Company is not obliged to verify that a proxy or corporate representative has acted in accordance with the terms of his appointment and any failure to so act in accordance with the terms of his appointment shall not affect the validity of any proceedings at a meeting of the Company.

48.                               CHAIRMAN’S DECLARATION

48.1                        Subject to article 50.1.2, on a vote on a show of hands a declaration by the chairman of the meeting that the resolution has or has not been passed, or has or has not been passed by a particular majority, is conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

48.2                        An entry in respect of such a declaration in minutes of the meeting recorded in accordance with section 355 of the Act is also conclusive evidence of that fact without such proof.

49.                               ERRORS AND DISPUTES

49.1                        No objection may be raised to the qualification of a voter or to the counting of, or failure to count, a vote except at the meeting or adjourned meeting at which the vote objected to is tendered. Every vote not disallowed at the meeting is valid.

49.2                        Any such objection must be referred to the chairman of the meeting whose decision is final. An objection only invalidates the decision of a meeting if in the opinion of the chairman of the meeting, it is of sufficient magnitude to affect the decision of the meeting.

50.                               DEMANDING A POLL

50.1                        A poll on a resolution may be demanded:

50.1.1              in advance of the general meeting where it is to be put to the vote; or

50.1.2              at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

50.2                        A poll may be demanded by:

50.2.1              the chairman of the meeting;

50.2.2              the directors;

50.2.3              five or more qualifying persons having the right to vote on the resolution;

50.2.4              a qualifying person (or qualifying persons) representing in total not less than 10 per cent. of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares in the Company held as treasury shares); or

50.2.5              a qualifying person (or qualifying persons) representing shares conferring a right to vote on a resolution, being shares on which a total sum has been paid up equal to not less than 10 per cent. of the total sum paid up on all shares conferring that right (excluding any voting rights attached to any shares in the Company held as treasury shares).

50.3                        A demand for a poll may be withdrawn if:

50.3.1              the poll has not yet been taken, and

50.3.2              the chairman of the meeting consents to the withdrawal.

A demand so withdrawn validates the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting will continue as if the demand had not been made.

51.                               PROCEDURE ON A POLL

51.1                        Subject to the articles, polls at general meetings must be taken when, where and in such manner as the chairman of the meeting directs.

51.2                        The chairman of the meeting may appoint scrutineers (who need not be members) and decide how and when the result of the poll is to be declared.

51.3                        The result of a poll shall be the decision of the general meeting in respect of the resolution on which the poll was demanded.

51.4                        A poll on:

51.4.1              the election of the chairman of the meeting; or

51.4.2              a question of adjournment,

must be taken immediately.

51.5                        Other polls must be taken within 30 clear days of their being demanded.

51.6                        A demand for a poll (other than on the election of the chairman of the meeting or on a question of adjournment) does not prevent a general meeting from continuing, except as regards the question on which the poll was demanded.

51.7                        No notice need be given of a poll not taken immediately if the time, date and place at which it is to be taken are announced at the meeting at which it is demanded.

51.8                        In any other case, at least seven clear days’ notice must be given specifying the time, date and place at which the poll is to be taken.

51.9                        On a poll taken at a general meeting of the Company, a qualifying person present and entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

52.                               APPOINTMENT OF PROXY

52.1                        A member may appoint another person as his proxy to exercise all (or any) of his rights to attend and to speak and to vote (both on a show of hands and on a poll) on:

52.1.1              a resolution;

52.1.2              an amendment of a resolution; or

52.1.3              on other business arising at a general meeting of the Company.

Unless the contrary is stated in it, the appointment of a proxy shall be deemed to confer authority to exercise all such rights, as the proxy thinks fit.

52.2                        A member may appoint more than one proxy in relation to a general meeting, provided that each proxy is appointed to exercise the rights attached to different shares held by the member.

52.3                        When two or more valid but differing appointments of proxy are received for the same share for use at the same general meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

52.4                        A proxy need not be a member.

52.5                        The appointment of a proxy shall (unless the contrary is stated in it) be valid for an adjournment of the general meeting as well as for the meeting to which it relates.

52.6                        The appointment of a proxy shall be valid for 12 months from the date of execution or, in the case of an appointment of proxy delivered by electronic means, for 12 months from the date of delivery unless otherwise specified by the directors.

52.7                        Subject to the Act, the Company may send a form of appointment of proxy to all or none of the persons entitled to receive notice of and to vote at a meeting.

53.                               CONTENT OF PROXY NOTICES

53.1                        Subject to article 53.2, the appointment of a proxy (a “proxy notice”) shall be in writing in any usual form (or in another form approved by the directors) and shall be:

53.1.1              signed by the appointor or his duly appointed attorney; or,

53.1.2              if the appointor is a company, executed under its seal or signed by its duly authorised officer or attorney or other person authorised to sign.

53.2                        Subject to the Act, the directors may accept a proxy notice received by electronic means on such terms and subject to such conditions as they consider fit.

53.3                        A proxy notice received by electronic means shall not be subject to the requirements of article 53.1.

53.4                        For the purposes of articles 53.1 and 53.2, the directors may require such reasonable evidence they consider necessary to determine:

53.4.1              the identity of the member and the proxy; and

53.4.2              where the proxy is appointed by a person acting on behalf of the member, the authority of that person to make the appointment.

54.                               DELIVERY OF PROXY NOTICES

54.1                        Any notice of a general meeting must specify the address or addresses (“proxy notification address”) at which the Company or its agents will receive proxy notices relating to that meeting, or any adjournment of it, delivered in hard copy or by electronic means.

54.2                        A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been received by the Company by or on behalf of that person.

54.3                        Subject to articles 54.4 and 54.5, a proxy notice must be received at a proxy notification address not less than 48 hours (excluding any part of a day that is not a working day) before the general meeting or adjourned meeting to which it relates.

54.4                        In the case of:

54.4.1              a general meeting adjourned for not more than 48 hours; or

54.4.2              a poll not taken during the general meeting but taken not more than 48 hours after it was demanded,

the proxy notice must be received by not later than the adjourned meeting or the meeting at which the poll was demanded.

54.5                        In the case of:

54.5.1              a meeting adjourned for less than 28 days but more than 48 hours; or

54.5.2              a poll taken more than 48 hours after it is demanded,

the proxy notice must be received at a proxy notification address not less than 24 hours (excluding any part of a day that is not a working day) before the time appointed for the holding of the adjourned meeting or the taking of the poll.

55.                               CORPORATE REPRESENTATIVES

55.1                        In accordance with the Act, a corporation which is a member may, by resolution of its directors or other governing body, authorise a person or persons to act as its representative or representatives at any general meeting of the Company (a “corporate representative”).

55.2                        A director, the secretary or other person authorised for the purpose by the secretary may require a corporate representative to produce a certified copy of the resolution of authorisation before permitting the corporate representative to exercise his powers.

56.                               TERMINATION OF AUTHORITY

56.1                        The termination of the authority of a person to act as proxy or as a corporate representative does not affect:

56.1.1              whether he counts in deciding whether there is a quorum at a general meeting;

56.1.2              the validity of anything he does as chairman of a meeting;

56.1.3              the validity of a poll demanded by him at a general meeting; or

56.1.4              the validity of a vote given by that person,

unless the Company receives notice of the termination at the proxy notification address not later than the last time at which a proxy notice should have been received in order to be valid for use at the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the general meeting or adjourned meeting) for use on the holding of the poll at which the vote is cast.

57.                               AMENDMENTS TO RESOLUTIONS

57.1                        No amendment to a resolution duly proposed as an ordinary resolution (other than an amendment to correct a grammatical or other non-substantive error) may be considered or voted on unless either:

57.1.1              at least 48 hours (excluding any part of a day that is not a working day)before the time appointed for holding the general meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and intention to move it has been received at the registered office of the Company; or

57.1.2              the chairman of the meeting in his absolute discretion decides that the amendment may be considered or voted on.

If an amendment proposed to a resolution under consideration is ruled out of order by the chairman of the meeting the proceedings on the substantive resolution are not invalidated by an error in his ruling.

57.2                        A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if:

57.2.1              the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

57.2.2              the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

57.3                        If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

RESTRICTIONS ON MEMBERS’ RIGHTS

58.                               NO VOTING OF SHARES ON WHICH MONEY OWED TO COMPANY

Unless the directors decide otherwise, no voting rights (or other rights conferred by membership in relation to a meeting or poll) attached to a share may be exercised at any general meeting, at any adjournment of it, or on any poll called at or in relation to it, unless all amounts payable to the Company in respect of that share have been paid.

APPLICATION OF RULES TO CLASS MEETINGS AND RIGHTS

59.                               VARIATION OF CLASS RIGHTS

59.1                        Subject to article 64.15, the Ordinary Shares and the Special Voting Shares shall be treated as if they are a single class of shares and not divided into separate classes for voting purposes. Save as otherwise provided in these articles, any special rights attached to any shares in the capital of the Company may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding up, with the consent in writing of those entitled to attend and vote at general meetings of the Company representing 75 per cent. of the voting rights attaching to the Ordinary Shares and the Special Voting Shares, in aggregate, which may be exercised at such meetings, or with the sanction of 75 per cent. of those votes attaching to Ordinary Shares and the Special Voting Shares, in aggregate, cast on a special resolution proposed at a separate general meeting of all those entitled to attend and vote at general meetings of the Company, but not otherwise.

59.2                        A resolution to vary any class rights relating to the giving, variation, revocation or renewal of any authority of the directors to allot shares or relating to a reduction of the Company’s capital may only be varied or abrogated in accordance with the Act but not otherwise.

59.3                        The rights attached to a class of shares are not, unless otherwise expressly provided for in the rights attaching to those shares, deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or by the purchase or redemption by the Company of its own shares in accordance with the Act.

59.4                        Subject to sections 334(2), 334(2A) and section 334(3) of the Act, a separate meeting for the holders of a class of shares must be called and conducted as nearly as possible in the same way as a general meeting, except that:

59.4.1              no member is entitled to notice of it or to attend unless he is a holder of shares of that class;

59.4.2              no vote may be cast except in respect of a share of that class;

59.4.3              the quorum at a meeting (other than an adjourned meeting) is two qualifying persons present and holding at least one-third in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares);

59.4.4              the quorum at an adjourned meeting is one qualifying person present and holding shares of that class; and

59.4.5              any qualifying person holding shares of that class present may demand a poll.

60.                               DISCLOSURE OF INTERESTS IN SHARES

Each member must comply with the notification obligations to the Company contained in Chapter 5 (Vote Holder and Issuer Notification Rules) of the Disclosure and Transparency Rules (including, without limitation, the provisions of DTR 5.1.2)

as if the Company were an issuer whose home member state is the United Kingdom, save that the obligation to notify the Company in accordance with the provisions of the Disclosure and Transparency Rules shall arise if the percentage of voting rights reaches, exceeds or falls below one per cent. and each one per cent. threshold thereafter (up or down) up to one hundred per cent. The provisions of this article apply in addition to any other obligations which may arise under any other applicable law or regulation.

61.                               FAILURE TO DISCLOSE INTERESTS IN SHARES

61.1                        Where notice is served by the Company under section 793 of the Act (a “section 793 notice”) on a member, or another person appearing to be interested in shares held by that member, and the member or other person has failed in relation to any shares (the “default shares”, which expression includes any shares allotted or issued after the date of the section 793 notice in respect of those shares) to give the Company the information required within the prescribed period from the date of service of the section 793 notice, the following sanctions apply, unless the directors otherwise decide:

61.1.1              the member shall not be entitled in respect of the default shares to be present or to vote (either in person, by proxy or by corporate representative) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll; and

61.1.2              where the default shares represent at least 0.25 per cent. in nominal value of the issued shares of their class (excluding any shares of their class held as treasury shares):

(a)                                 a dividend (or any part of a dividend) or other amount payable in respect of the default shares shall be withheld by the Company, which has no obligation to pay interest on it, and the member shall not be entitled to elect, under article 102, to receive shares instead of a dividend; and

(b)                                 no transfer of any default shares shall be registered unless the transfer is an excepted transfer or:

(i)                                     the member is not himself in default in supplying the information required; and

(ii)                                 the member proves to the satisfaction of the directors that no person in default in supplying the information required is interested in any of the shares the subject of the transfer.

61.2                        The sanctions under article 61.1 cease to apply seven days after the earlier of:

61.2.1              receipt by the Company of notice of an excepted transfer, but only in relation to the shares thereby transferred; and

61.2.2              receipt by the Company, in a form satisfactory to the directors, of all the information required by the section 793 notice.

61.3                        Where, on the basis of information obtained from a member in respect of a share held by him, the Company issues a section 793 notice to another person, it shall at the same time send a copy of the section 793 notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, does not invalidate or otherwise affect the application of article 61.1.

61.4                        For the purposes of this article 61:

61.4.1              a person, other than the member holding a share, shall be treated as appearing to be interested in that share if the member has informed the Company that the person is or may be interested, or if the Company (after taking account of information obtained from the member or, under a section 793 notice, from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

61.4.2              “interested” shall be construed as it is for the purpose of section 793 of the Act;

61.4.3              reference to a person having failed to give the Company the information required by a section 793 notice, or being in default in supplying such information, includes:

(a)                                 reference to his having failed or refused to give all or any part of it; and

(b)                                 reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

61.4.4              the “prescribed period” means 14 days; and

61.4.5              an “excepted transfer” means, in relation to shares held by a member:

(a)                                 a transfer pursuant to acceptance of a takeover offer for the Company (within the meaning of section 974 of the Act); or

(b)                                 a transfer which is shown to the satisfaction of the directors to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member or with any other person appearing to be interested in the shares.

61.5                        The provisions of this article are in addition and without prejudice to the provisions of the Act.

PART 4

SHARES AND DISTRIBUTIONS

ISSUE OF SHARES

62.                               ALLOTMENT AND PRE-EMPTION

62.1                        Subject to the Act and relevant authority given by the Company in general meeting, the directors have general and unconditional authority to allot, grant options over, or otherwise dispose of, unissued shares of the Company or rights to subscribe for or convert any security into shares, to such persons, at such times and on such terms as the directors may decide, except that no share may be issued at a discount.

62.2                        Upon any allotment of Ordinary Shares, such number of Special Voting Shares shall be allotted simultaneously to the Nominee as results in the aggregate number of Ordinary Shares in issue being equal to the aggregate number of Special Voting Shares in issue.

62.3                       If, at any time, the aggregate number of Special Voting Shares in issue is less than the aggregate number of Ordinary Shares in issue, the directors shall, subject to article 62.4, as soon as practicable allot to the Nominee such number of Special Voting Shares as is required to result in an equal number of Special Voting Shares and Ordinary Shares in issue.

62.4                        The directors have general and unconditional authority, pursuant to section 551 of the Act, to exercise all powers of the Company to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company to an aggregate nominal amount equal to the general allotment amount for (as the case may be) the first period and thereafter, each subsequent period.

62.5                        By the authority conferred by article 62.4, the directors may during a period which is the first period or a subsequent period, make offers and enter into agreements before the authority expires which would, or might, require shares in the Company to be allotted or rights to subscribe for or convert any security in the Company to be granted after the authority expires and the directors may allot such shares or grant such rights under any such offer or agreement as if the authority had not expired.

62.6                        The directors have general power, pursuant to section 570 of the Act, to allot equity securities for cash pursuant to the authority conferred by article 62.4 and/or where the allotment constitutes an allotment of equity securities by virtue of section 560(2) of the Act, in each case free of the restriction in section 561(1) of the Act for (as the case may be) the first period and thereafter, each subsequent period. This power is limited to the allotment of equity securities up to a nominal amount equal to the pre-emption disapplication amount.

62.7                        By the power conferred by article 62.6, the board may, during a period which is a first period or a subsequent period, make offers and enter into agreements which would, or might, require equity securities to be allotted after the power expires and the directors may allot equity securities under any such offer or agreement as if the power had not expired.

62.8                        In this article 62:

62.8.1              “first period” means the period commencing on the date of the resolution (the “original resolution”) granting the authority referred to in article 62.4 or the power referred to in article 62.6 (as the case may be) and expiring on the date on which a resolution to renew such authorities (or either of them, respectively) is passed or the fifth anniversary of the date of the original resolution, whichever is the earlier;

62.8.2              “general allotment amount” means, for the first period, $185,000,000.00 and, for a subsequent period, the amount stated in the relevant ordinary or special resolution and identified as the general allotment amount;

62.8.3              “pre-emption disapplication amount” means, for the first period, $185,000,000.00 and, for a subsequent period, the amount stated in the relevant special resolution;

62.8.4              “subsequent period” means any period starting on or after the expiry of the first period for which the authority conferred by:

(a)                                 article 62.4 is renewed by ordinary or special resolution stating the general allotment amount;

(b)                                 article 62.6 is renewed by special resolution stating the pre-emption disapplication amount; and

62.8.5              the nominal amount of securities is, in the case of rights to subscribe for or convert any securities into shares of the Company, the nominal amount of shares which may be allotted pursuant to those rights.

62.9                        The directors may at any time after the allotment of a share, but before a person has been entered in the register as the holder of the share, recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on such terms and conditions as the directors think fit.

63.                               POWERS TO ISSUE DIFFERENT CLASSES OF SHARE

63.1                        Subject to the Act and the articles, but without prejudice to the rights attached to any existing share, the Company may issue shares with such rights or restrictions as may be determined by ordinary resolution. If no such resolution is passed or if the relevant resolution does not make specific provision, the directors may determine these rights and restrictions.

63.2                        Subject to the Act, the Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.

64.                               RIGHTS AND RESTRICTIONS ATTACHING TO SHARES

Ordinary Shares

64.1                        The Ordinary Shares shall entitle the holders thereof to the rights set out below.

Dividend

64.2                        The directors may declare and pay dividends on the Ordinary Shares in accordance with articles 94 to 102.

Return of capital

64.3                        On a return of capital on a winding-up or otherwise, any surplus assets of the Company available for distribution shall, after paying any holders of Special Voting Shares in accordance with article 64.9, any holders of deferred shares in accordance with article 64.16, and any holders of Sterling Non-Voting Shares in accordance with article 64.19, be distributed to each holder of an Ordinary Share pro rata to its shareholding.

Votes

64.4                        Subject to article 61, each holder of an Ordinary Share shall have one vote for every Ordinary Share of which it is the holder.

Transfer

64.5                        Ordinary Shares are freely transferable.

Further Rights

64.6                        Each Ordinary Share entitles a member to elect, after such Ordinary Share has been held by that member (legally and beneficially, or otherwise as determined by the board, in accordance with the terms and conditions of the Loyalty Plan from time to time, to have been held (or deemed to have been held) beneficially by a person (“a relevant interest”)) for a continuous period of three years, to direct the exercise of the voting rights attached to one Special Voting Share in respect of that Ordinary Share (and which shall be considered to be “associated with” that Ordinary Share), until such time as that relevant interest may be later transferred, whereupon the right to direct the exercise of such voting rights shall cease with immediate effect.

Special Voting Shares

64.7                        The Special Voting Shares shall entitle the holders thereof to the rights set out below. The directors may adopt such policies and procedures as they, in their absolute discretion, determine in good faith to be necessary or desirable from time to time to give effect to articles 64.6 to 64.16 and article 65.

Dividend

64.8                        The holders of the Special Voting Shares shall not be entitled to participate in the profits of the Company.

Return of capital

64.9                        On a return of capital of the Company on a winding up or otherwise, the holders of the Special Voting Shares shall be entitled to receive out of the assets of the Company available for distribution to its shareholders the sum of, in aggregate, US$1 but shall not be entitled to any further participation in the assets of the Company.

Voting

64.10                 Subject to article 61, the holders of the Special Voting Shares shall have 0.9995 votes for every Special Voting Share of which it is the holder.

64.11                 Save in respect of the Nominee (which shall vote in accordance with article 65), a member must direct the exercise of the 0.9995 votes attaching to each Special Voting Share in the same way as it exercises the vote attaching to the associated Ordinary Share (and for the avoidance of doubt, if a member does not exercise the vote attaching to the associated Ordinary Share, it may not validly direct the exercise of the 0.9995 votes attaching to the Special Voting Share).

Transfer

64.12                 The Special Voting Shares may not be transferred, save for transfers pursuant to article 64.13, in the event of a change of Nominee the mandatory transfer for nil consideration by the outgoing Nominee to the replacement Nominee, and as may otherwise be permitted by the board (in accordance with the terms and conditions of the Loyalty Plan from time to time).

Redemption or repurchase

64.13                 No Special Voting Shares may be purchased or redeemed by the Company except in accordance with the provisions of article 64.14, article 64.16, or article 67, or to reduce the number of Special Voting Shares held by the Nominee in order to align the aggregate number of Ordinary Shares and Special Voting Shares in issue from time to time. The Company may redeem the Special Voting Shares from the Nominee in accordance with this article 64.13 for nil consideration.

64.14                 If, at any time, the aggregate number of Special Voting Shares in issue is more than the aggregate number of Ordinary Shares in issue, the Company shall as soon as practicable either redeem or repurchase from the Nominee for nil consideration, and cancel, or convert into deferred shares (having the rights set out in article 64.16), such number of Special Voting Shares as is required to result in an equal number of Special Voting Shares and Ordinary Shares in issue.

Termination of the Loyalty Plan

64.15                 The Loyalty Plan may be terminated at any time with immediate effect by a resolution passed on a poll taken at a general meeting with the approval of members representing 75% or more of the total voting rights attaching to the Ordinary Shares of members who, being entitled to vote on that resolution, do so in person or by proxy. For the avoidance of doubt, the votes attaching to the Special Voting Shares shall not be exercisable upon such resolution.

64.16                 Upon termination of the Loyalty Plan, the directors may elect to redeem or repurchase the Special Voting Shares, or reclassify the Special Voting Shares into deferred shares carrying no voting rights and no economic rights (or any other rights), save that on a return of capital on a winding up or otherwise the deferred shares shall entitle the holder(s) of such shares to, in aggregate, US$1.

Sterling Non-Voting Shares

64.17                 The Sterling Non-Voting Shares shall entitle the holders thereof to the rights set out below.

Dividend

64.18                 The holders of the Sterling Non-Voting Shares shall not be entitled to participate in the profits of the Company.

Return of capital

64.19                 On a return of capital of the Company on a winding up or otherwise, the holders of the Sterling Non-Voting Shares shall be entitled to receive out of the assets of the Company available for distribution to its shareholders the sum of, in aggregate, £1 but shall not be entitled to any further participation in the assets of the Company.

Votes

64.20                 The Sterling Shareholder shall have no right to attend, speak or vote, either in person or by proxy, at any general meeting of the Company or any meeting of a class of members of the Company in respect of the Sterling Non-Voting Shares (save where required by law) and shall not be entitled to receive any notice of meeting.

Transfer

64.21                 The Sterling Non-Voting Shares shall not be transferable save with the prior consent of the board.

Redemption or repurchase

64.22                 The Company may redeem the Sterling Non-Voting Shares for nil consideration at any time.

Rights and restrictions

64.23                 If rights and restrictions attaching to shares are determined by ordinary resolution or by the directors under article 63, those rights and restrictions shall apply in place of any rights or restrictions that would otherwise apply by virtue of the Act in the absence of any provisions in the articles, as if those rights and restrictions were set out in the articles.

65.                               NOMINEE AND STERLING SHAREHOLDER

65.1                        The Nominee shall exercise the votes attaching to the Special Voting Shares held by it from time to time:

65.1.1              at a general meeting or a class meeting:

(a)                                 in respect of any votes attaching to Special Voting Shares to which persons are entitled to direct the exercise pursuant to article 64.6, in accordance with the directions of any such person; and

(b)                                 in respect of all other Special Voting Shares, in the same percentage as the outcome of the vote of any general meeting (taking into account any votes exercised pursuant to (a) above);

65.1.2              on a cancellation scheme of arrangement or similar corporate reorganisation, in the same percentage as the outcome of the vote (implemented in accordance with article 65.1.1) on the resolution to reduce the share capital of the Company at the general meeting in connection with such scheme.

65.2                        Subject to the provisions of the Act, but without prejudice to any indemnity to which the Nominee or Sterling Shareholder (respectively) may otherwise be entitled, each of the Nominee and Sterling Shareholder are entitled to be indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by it as a result of investigating, defending or settling a claim made against it in its capacity as Nominee or Sterling Shareholder (as the case may be) by the Company or any of the members (or any person interested in shares) unless and to the extent that such costs, charge, loss or liability is due to the fraud, negligence or wilful default of the Nominee or Sterling Shareholder (as the case may be).

65.3                        Save as otherwise expressly provided in these articles, neither the Nominee or the Sterling Shareholder shall be liable to the Company in respect of anything done or omitted to be done by it in its capacity as the Nominee or Sterling Shareholder (as the case may be) under or in relation to any of the articles otherwise than by reason of its own fraud, negligence or wilful default.

65.4                        Each of the Nominee and the Sterling Shareholder:

65.4.1              does not owe any duty to any member (or any person interested in shares);

65.4.2              shall be immune from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process brought against it by any member (or any person interested in shares); and

65.4.3              shall not be liable to any member (or any person interested in shares),

in respect of anything done or omitted to be done by it in its capacity as the Nominee or Sterling Shareholder (as the case may be) otherwise than by reason of its own fraud, negligence or wilful default.

65.5                        Without prejudice to article 65.3, no member (or any person interested in shares) shall commence proceedings against the Nominee or Sterling Shareholder in respect of any action or omission of the Nominee or Sterling Shareholder (as the case may be) in its capacity as the Nominee or Sterling Shareholder (respectively) which is in accordance with the articles. If the Nominee or Sterling Shareholder ceases to act for any reason, the directors shall be entitled, but not obliged, to appoint a replacement to act as Nominee or Sterling Shareholder (as the case may be).

65.6                        For the avoidance of doubt, in exercising the votes attaching to the Special Voting Shares held by it from time to time, the Nominee in its capacity as the Nominee shall have no fiduciary duty to the Company or any member (or any person interested in shares), and its only liabilities and duties with respect to the exercise of such votes shall be owed to the Company as expressly set out in an agreement with any member of the Group, if any, concerning the exercise of such votes.

65.7                        The directors are authorised to establish such clearing and settlement procedures for the shares of the Company as they deem fit from time to time.

66.                               PAYMENT OF COMMISSIONS ON SUBSCRIPTION FOR SHARES

66.1                        Subject to the Act, the Company may pay any person a commission in consideration for that person:

66.1.1              subscribing, or agreeing to subscribe, for shares; or

66.1.2              procuring, or agreeing to procure, subscriptions for shares.

66.2                        Subject to the Act, any such commission may be paid:

66.2.1              in cash, or in fully paid or partly paid shares or other securities, or partly in one way and partly in the other; and

66.2.2              in respect of a conditional or an absolute subscription.

67.                               PURCHASE OF OWN SHARES

67.1                        Subject to, and in accordance with, the provisions of the Act, the Company is authorised generally and unconditionally to purchase any of its own shares of any class (including redeemable shares) on the terms of any buyback contract approved by the members (or otherwise as may be permitted by the Act), provided that:

67.1.1              the maximum aggregate number of Ordinary Shares authorised to be purchased shall equal the Repurchase Cap for the first period, and thereafter, each subsequent period, and the maximum price that may be paid to purchase an Ordinary Share shall be the Maximum Repurchase Price;

67.1.2              the maximum aggregate number of Special Voting Shares authorised to be purchased shall equal the Repurchase Cap for the first period, and thereafter, each subsequent period, and the maximum price that may be paid to purchase a Special Voting Share is its nominal value;

67.1.3              the authority conferred by this resolution shall expire on the fifth anniversary of the date of adoption of these articles.

67.2                        Upon a purchase by the Company of Ordinary Shares, the associated SVSs may be:

67.2.1              purchased by the Company from the Nominee; or

67.2.2              reclassified as deferred shares,

as may be determined by the directors. The directors, in making such determination shall act in good faith and in the best interests of the Company, and their decision shall be final and binding.

67.3                        In this article 67:

67.3.1              “first period” means the period commencing on the date of the resolution (the “original resolution”) granting the authority referred to in article 67.1 and expiring on the date on which a resolution to renew or vary such authority is passed or the fifth anniversary of the date of the original resolution, whichever is the earlier;

67.3.2              “Maximum Repurchase Price” means, for the first period, 105% of the average market value of an Ordinary Share in the Company for the five business days prior to the day the purchase is made (subject to any further price restrictions contained in any buyback contract) and, for a subsequent period, the amount stated in the relevant ordinary resolution and identified as the Maximum Repurchase Cap;

67.3.3              “Repurchase Cap” means, for the first period, 20% of the total issued shares of the relevant class immediately following the adoption of these articles and, for a subsequent period, the amount stated in the relevant ordinary resolution and identified as the Repurchase Cap, provided that the number of shares subject to the Repurchase Cap shall be adjusted automatically on a proportionate basis to take into account any consolidation or division of shares from time to time;

67.3.4              “subsequent period” means any period starting on or after the expiry of the first period for which the authority conferred by article 67.1 is renewed or varied by ordinary resolution.

INTERESTS IN SHARES

68.                               COMPANY NOT BOUND BY LESS THAN ABSOLUTE INTERESTS

Except as required by law or the articles, no person is to be recognised by the Company as holding any share upon any trust and the Company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.

SHARE CERTIFICATES

69.                               CERTIFICATES TO BE ISSUED EXCEPT IN CERTAIN CASES

69.1                        Except where otherwise provided in the articles, the Company must issue each member with one or more certificates in respect of the shares which that member holds within two months of allotment or lodgement with the Company of a transfer to him of those shares or any other period as the terms of issue of the shares provide.

69.2                        This article does not apply to:

69.2.1              shares in respect of which a share warrant has been issued; or

69.2.2              shares in respect of which the Companies Acts permit the Company not to issue a certificate;

69.2.3              Special Voting Shares; or

69.2.4              Sterling Non-Voting Shares.

69.3                        Except as otherwise specified in the articles, all certificates must be issued free of charge.

69.4                        No certificate may be issued in respect of shares of more than one class.

69.5                        If more than one person holds a share, only one certificate may be issued in respect of it. Delivery of a certificate to the senior holder shall constitute delivery to all of the holders of the share.

70.                               CONTENTS AND EXECUTION OF CERTIFICATES

70.1                        Every certificate must specify:

70.1.1              in respect of how many shares and of what class it is issued;

70.1.2              the nominal value of those shares;

70.1.3              the amount paid up on them; and

70.1.4              any distinguishing numbers assigned to them.

70.2                        Certificates must:

70.2.1              be executed under the Company’s seal, which may be affixed or printed on it; or

70.2.2              be otherwise executed in accordance with the Companies Acts.

71.                               CONSOLIDATED CERTIFICATES

71.1                        When a member’s holding of shares of a particular class increases, the Company may issue that member with:

71.1.1              a single, consolidated certificate in respect of all the shares of a particular class which that member holds; or

71.1.2              a separate certificate in respect of only those shares by which that member’s holding has increased.

71.2                        When a member’s holding of shares of a particular class is reduced, the Company must ensure that the member is issued with one or more certificates in respect of the number of shares held by the member after that reduction. But the Company need not (in the absence of a request from the member) issue any new certificate if:

71.2.1              all the shares which the member no longer holds as a result of the reduction; and

71.2.2              none of the shares which the member retains following the reduction,

were, immediately before the reduction, represented by the same certificate.

71.3                        A member may request the Company, in writing, to replace:

71.3.1              the member’s separate certificates with a consolidated certificate, or

71.3.2              the member’s consolidated certificate with two or more separate certificates representing such proportion of the shares as the member may specify.

71.4                        When the Company complies with such a request it may charge such reasonable fee as the directors may decide for doing so.

71.5                       A consolidated certificate or separate certificates must not be issued unless any certificates which they are to replace have first been returned to the Company for cancellation or the holder has complied with such conditions as to evidence and indemnity as the directors decide.

72.                               REPLACEMENT CERTIFICATES

72.1                        Subject to having first complied with the obligations in articles 72.2.2 and 72.2.3, if a certificate issued in respect of a member’s shares is:

72.1.1              damaged or defaced; or

72.1.2              said to be lost, stolen or destroyed,

that member is entitled to be issued with a replacement certificate in respect of the same shares.

72.2                        A member exercising the right to be issued with such a replacement certificate:

72.2.1              may at the same time exercise the right to be issued with a single certificate or separate certificates;

72.2.2              must return the certificate which is to be replaced to the Company if it is damaged or defaced; and

72.2.3              must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

PARTLY PAID SHARES

73.                               COMPANY’S LIEN OVER PARTLY PAID SHARES

73.1                        The Company has a lien (the “company’s lien”) over every share which is partly paid for any part of:

73.1.1              that share’s nominal value; and

73.1.2              any premium at which it was issued,

which has not been paid to the Company, and which is payable immediately or at some time in the future, whether or not a call notice has been sent in respect of it.

73.2                        The company’s lien over a share:

73.2.1              takes priority over any third party’s interest in that share; and

73.2.2              extends to any dividend or other money payable by the Company in respect of that share and (if the lien is enforced and the share is sold by the Company) the proceeds of sale of that share.

73.3                        The directors may at any time decide that a share which is or would otherwise be subject to the Company’s lien shall not be subject to it, either wholly or in part. Unless otherwise agreed with the transferee, the registration of a transfer of a share operates as a waiver of the Company’s lien (if any) on that share solely for the purposes of the transfer.

74.                               ENFORCEMENT OF THE COMPANY’S LIEN

74.1                        Subject to the provisions of this article, if:

74.1.1              a lien enforcement notice has been given in respect of a share; and

74.1.2              the person to whom the notice was given has failed to comply with it,

the Company may sell that share in such manner as the directors decide.

74.2                        A lien enforcement notice:

74.2.1              must be in writing;

74.2.2              may only be given in respect of a share which is subject to the company’s lien, in respect of which a sum is payable and the due date for payment of that sum has passed;

74.2.3              must specify the share concerned;

74.2.4              must require payment of the sum payable within 14 days of the notice;

74.2.5              must be addressed either to the holder of the share or to a person entitled to it by reason of the holder’s death, bankruptcy or otherwise; and

74.2.6              must state the company’s intention to sell the share if the notice is not complied with.

74.3                        Where shares are sold under this article:

74.3.1              the directors may authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser; and

74.3.2              the transferee is not bound to see to the application of the purchase money, and the transferee’s title is not affected by any irregularity in or invalidity of the process leading to the sale.

74.4                        The net proceeds of any such sale (after payment of the costs of sale and any other costs of enforcing the lien) must be applied:

74.4.1              first, in payment or towards satisfaction of the amount in respect of which the lien exists; and

74.4.2              secondly, to the person entitled to the shares immediately before the sale, but only after the certificate for the shares sold has been surrendered to the Company for cancellation, or a suitable indemnity has been given for any lost certificates.

74.5                        A statutory declaration by a director or the secretary that the declarant is a director or the secretary and that a share has been sold to satisfy the Company’s lien on a specified date:

74.5.1              is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share; and

74.5.2              subject to compliance with any other formalities of transfer required by the articles or by law, constitutes a good title to the share.

75.                               CALL NOTICES

75.1                        Subject to the articles and the terms on which shares are allotted, the directors may send a notice (a “call notice”) to a member requiring the member to pay the Company a specified sum of money (a “call”) which is payable in respect of shares which that member holds at the date of the call notice.

75.2                        A call notice:

75.2.1              may not require a member to pay a call which exceeds the total sum unpaid on that member’s shares (whether as to the share’s nominal value or any amount payable to the Company by way of premium);

75.2.2              must state the date by which it is to be paid (the “due date for payment”) and how any call to which it relates it is to be paid; and

75.2.3              may permit or require the call to be paid by instalments.

75.3                        A member must comply with the requirements of a call notice, but no member is obliged to pay any call before 14 days have passed since the notice was given.

75.4                        Before the Company has received any call due under a call notice the directors may:

75.4.1              revoke it wholly or in part; or

75.4.2              specify a later time for payment than is specified in the call notice,

by a further notice in writing to the member in respect of whose shares the call is made.

75.5                        Delivery of a call notice to the senior holder shall constitute delivery to all of the holders of the share.

76.                               LIABILITY TO PAY CALLS

76.1                        Liability to pay a call is not extinguished or transferred by transferring the shares in respect of which it is required to be paid.

76.2                        Joint holders of a share are jointly and severally liable to pay all calls in respect of that share.

76.3                        Subject to the terms on which shares are allotted, the directors may, when issuing shares, provide that call notices sent to the holders of those shares may require them:

76.3.1              to pay calls which are not the same; or

76.3.2              to pay calls at different times.

77.                               WHEN CALL NOTICE NEED NOT BE ISSUED

77.1                        A call notice need not be issued in respect of sums which are specified, in the terms on which a share is issued, as being payable to the Company in respect of that share (whether in respect of nominal value or premium):

77.1.1              on allotment;

77.1.2              on the occurrence of a particular event; or

77.1.3              on a date fixed by or in accordance with the terms of issue,

each a “due date for payment”.

77.2                        But if the due date for payment of such a sum has passed and it has not been paid, the holder of the share concerned at the due date for payment is treated in all respects as having failed to comply with a call notice in respect of that sum, and is liable to the same consequences as a person having failed to comply with a call notice as regards the payment of interest and forfeiture.

78.                               FAILURE TO COMPLY WITH CALL NOTICE: AUTOMATIC CONSEQUENCES

78.1                        If a person is liable to pay a call and fails to do so by the due date for payment:

78.1.1              the directors may issue a notice of intended forfeiture to that person; and

78.1.2              until the call is paid, that person must pay the Company interest on the call from the due date for payment to the actual date of payment (both dates inclusive) at the relevant rate.

78.2                        For the purposes of this article the “relevant rate” is:

(a)                                 the rate fixed by the terms on which the share in respect of which the call is due was allotted or issued; or

(b)                                 if no rate is fixed under (a), such other rate as was fixed in the call notice which required payment of the call, or has otherwise been determined by the directors; or

(c)                                  if no rate is fixed in either of these ways, 5 per cent. per annum.

78.3                        The relevant rate must not exceed 20 per cent. per annum.

78.4                        The directors may waive any obligation to pay interest on a call wholly or in part.

79.                               PAYMENT OF UNCALLED AMOUNT IN ADVANCE

79.1                        The directors may, in their discretion, accept from a member some or all of the uncalled amounts which are unpaid on shares held by him.

79.2                        A payment in advance of a call extinguishes, to the extent of the payment, the liability of the member on the shares in respect of which the payment is made.

79.3                        The Company may pay interest on the amount paid in advance (or that portion of it that exceeds the amount called on shares).

79.4                        The directors may decide this interest rate which must not exceed 20 per cent. per annum.

80.                               NOTICE OF INTENDED FORFEITURE

80.1                        A notice of intended forfeiture:

80.1.1              must be in writing;

80.1.2              may be sent in respect of any share in respect of which a call has not been paid as required by a call notice;

80.1.3              must be sent to the holder of that share or to a person entitled to it by reason of the holder’s death, bankruptcy or otherwise;

80.1.4              must require payment of the call and any accrued interest (and all costs, charges and expenses incurred by the Company by reason of non-payment) by a date which is not less than 14 days after the date of the notice;

80.1.5              must state how the payment is to be made; and

80.1.6              must state that if the notice is not complied with, the shares in respect of which the call is payable will be liable to be forfeited.

81.                               DIRECTORS’ POWER TO FORFEIT SHARES

If a notice of intended forfeiture is not complied with before the date by which payment (including interest, costs, charges and expenses) of the call is required in the notice of intended forfeiture, the directors may decide that any share in respect of which it was given is forfeited, and the forfeiture is to include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

82.                               EFFECT OF FORFEITURE

82.1                        Subject to the articles, the forfeiture of a share extinguishes:

82.1.1              all interests in that share, and all claims and demands against the Company in respect of it, and

82.1.2              all other rights and liabilities incidental to the share as between the person whose share it was prior to the forfeiture and the Company.

82.2                        Any share which is forfeited in accordance with the articles:

82.2.1              is deemed to have been forfeited when the directors decide that it is forfeited;

82.2.2              is deemed to be the property of the Company; and

82.2.3              may be sold, re-allotted or otherwise disposed of as the directors think fit.

82.3                        If a person’s shares have been forfeited:

82.3.1              the Company must send that person notice that forfeiture has occurred, but no forfeiture is invalidated by an omission to give such notice, and record it in the register of members;

82.3.2              that person ceases to be a member in respect of those shares;

82.3.3              that person must surrender the certificate (if any) for the shares forfeited to the Company for cancellation;

82.3.4              that person remains liable to the Company for all sums payable by that person under the articles at the date of forfeiture in respect of those shares, including any interest at the relevant rate set out in article 79 (whether accrued before or after the date of forfeiture) and costs, charges and expenses; and

82.3.5              the directors may waive payment of such sums wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

82.4                        At any time before the Company disposes of a forfeited share, the directors may decide to cancel the forfeiture on payment of all calls and interest due in respect of it and on such other terms as they think fit.

83.                               PROCEDURE FOLLOWING FORFEITURE

83.1                        If a forfeited share is to be disposed of by being transferred, the Company may receive the consideration for the transfer and the directors may authorise any person to transfer a forfeited share to a new holder. The Company may register the transferee as the holder of the share.

83.2                        A statutory declaration by a director or the secretary that the declarant is a director or the secretary and that a share has been forfeited on a specified date:

83.2.1              is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share; and

83.2.2              subject to compliance with any other formalities of transfer required by the articles or by law, constitutes a good title to the share.

83.3                        A person to whom a forfeited share is transferred is not bound to see to the application of the consideration (if any) nor is that person’s title to the share affected by any irregularity in or invalidity of the process leading to the forfeiture or transfer of the share.

83.4                        If the Company sells a forfeited share, the person who held it prior to its forfeiture is entitled to receive from the Company the proceeds of such sale, net of any interest, expenses or commission, and excluding any amount which:

83.4.1              was, or would have become, payable; and

83.4.2              had not, when that share was forfeited, been paid by that person in respect of that share,

but no interest is payable to such a person in respect of such proceeds and the Company is not required to account for any money earned on them.

84.                               SURRENDER OF SHARES

84.1                        A member may surrender any share:

84.1.1              in respect of which the directors may issue a notice of intended forfeiture;

84.1.2              which the directors may forfeit; or

84.1.3              which has been forfeited.

84.2                        The directors may accept the surrender of any such share.

84.3                        The effect of surrender of a share is the same as the effect of forfeiture of that share.

84.4                        A share which has been surrendered may be dealt with in the same way as a share which has been forfeited.

UNTRACED SHAREHOLDERS

85.                               POWER OF SALE

85.1                        The Company may sell the share of a member or of a person entitled by transmission at the best price reasonably obtainable at the time of sale, if:

85.1.1              during a period of not less than 12 years before the date of publication of the advertisements referred to in article 85.1.3 (or, if published on two different dates, the first date) (the “relevant period”) at least three cash dividends have become payable in respect of the share;

85.1.2              throughout the relevant period no cheque, warrant or money order payable on the share has been presented by the holder of, or the person entitled by transmission to, the share to the paying bank of the relevant cheque, warrant or money order, no payment made by the Company by any other means permitted by article 96.1 has been claimed or accepted and, so far as any director of the Company at the end of the relevant period is then aware, the

Company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the share;

85.1.3              the Company has given notice of its intention to sell the share by advertisement in a national newspaper and in a newspaper circulating in the area of the address of the holder of, or person entitled by transmission to, the share shown in the register; and

85.1.4              the Company has not, so far as the directors are aware, during a further period of three months after the date of the advertisements referred to in article 85.1.3 (or the later advertisement if the advertisements are published on different dates) and before the exercise of the power of sale received a communication from the holder of, or person entitled by transmission to, the share.

85.2                        Where a power of sale is exercisable over a share under this article 85 (a “sale share”), the Company may at the same time also sell any additional share issued in right of such sale share or in right of such an additional share previously so issued provided that the requirements of articles 85.1.2 to 85.1.4 (as if the words “throughout the relevant period” were omitted from article 85.1.2) have been satisfied in relation to the additional share.

85.3                        To give effect to a sale under articles 85.1 or 85.2, the directors may authorise any person to transfer the share in the name and on behalf of the holder of, or the person entitled by transmission to, the share, or to cause the transfer of such share, to the purchaser or his nominee. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity in or invalidity of the proceedings connected with the sale of the share.

86.                               APPLICATION OF PROCEEDS OF SALE

86.1                        The Company shall be indebted to the member or other person entitled by transmission to the share for the net proceeds of sale and shall credit any amount received on sale to a separate account.

86.2                        The Company is deemed to be a debtor and not a trustee in respect of that amount for the member or other person.

86.3                        Any amount credited to the separate account may either be employed in the business of the Company or invested as the directors may think fit.

86.4                        No interest is payable on that amount and the Company is not required to account for money earned on it.

TRANSFERS AND TRANSMISSION OF SHARES

87.                               TRANSFERS OF SHARES

87.1                        The directors may, in their absolute discretion, refuse to register a transfer of shares to any person, whether or not it is fully paid or a share on which the Company has a lien.

87.2                        Shares may be transferred by means of an instrument of transfer in writing in any usual form or any other form approved by the directors, which is executed by or on behalf of:

87.2.1              the transferor; and

87.2.2              (if any of the shares is partly paid) the transferee.

87.3                        The Company (at its option) may or may not charge a fee for registering:

87.3.1              the transfer of a share; or

87.3.2              for making any other entry in the register.

87.4                        If the directors refuse to register the transfer of a share, the instrument of transfer must be returned to the transferee as soon as practicable and in any event within two months after the date on which the transfer was lodged with the Company with the notice of refusal and reasons for refusal unless they suspect that the proposed transfer may be fraudulent.

87.5                        Subject to article 112, the Company may retain all instruments of transfer which are registered.

88.                               TRANSMISSION OF SHARES

88.1                        If title to a share passes to a transmittee, the Company may only recognise the transmittee as having any title to a share held by that member alone or to which he was alone entitled. In the case of a share held jointly by two or more persons, the Company may recognise only the survivor or survivors as being entitled to it.

88.2                        Nothing in these articles releases the estate of a deceased member from any liability in respect of a share solely or jointly held by that member.

89.                               TRANSMITTEES’ RIGHTS

89.1                        Where a person becomes entitled by transmission to a share, the rights of the holder in relation to a share cease.

89.2                        A transmittee may give an effective receipt for dividends and other sums payable in respect of that share.

89.3                        A transmittee who produces such evidence of entitlement to shares, subject to the Act, as the directors may properly require:

89.3.1              may, subject to the articles, choose either to become the holder of those shares or to have them transferred to another person; and

89.3.2              subject to the articles, and pending any transfer of the shares to another person, has the same rights as the holder had.

89.4                        But transmittees do not have the right to receive notice of or exercise rights conferred by membership in relation to meetings of the Company (or at a separate meeting of the holders of a class of shares) in respect of shares to which they are entitled by reason of the holder’s death or bankruptcy or otherwise, unless they become the holders of those shares.

90.                               EXERCISE OF TRANSMITTEES’ RIGHTS

90.1                        Transmittees who wish to become the holders of shares to which they have become entitled must notify the Company in writing of that wish.

90.2                        If the transmittee wishes to have the share transferred to another person, the transmittee must execute an instrument of transfer in respect of it.

90.3                        Any transfer made or executed under this article is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred.

91.                               TRANSMITTEES BOUND BY PRIOR NOTICES

91.1                        The directors may give notice requiring a person to make the choice referred to in article 89.3.1.

91.2                        If that notice is not complied with within 60 days, the directors may withhold payment of all dividends and other sums payable in respect of the share until the choice has been made.

91.3                        If a notice is given to a member in respect of shares and a transmittee is entitled to those shares, the transmittee is bound by the notice if it was given to the member before the transmittee’s name has been entered in the register.

CONSOLIDATION/DIVISION OF SHARES

92.                               CONSOLIDATION/DIVISION OF SHARES

92.1                        Upon any consolidation or division of Ordinary Shares, the Special Voting Shares shall be consolidated or divided in the same manner.

93.                               PROCEDURE FOR DISPOSING OF FRACTIONS OF SHARES

93.1                        This article applies where:

93.1.1              there has been a consolidation and division or sub-division of shares; and

93.1.2              as a result, members are entitled to fractions of shares.

93.2                        Subject to the Act, the directors may, in effecting divisions and/or consolidations, treat a member’s shares held in certificated form and uncertificated form as separate holdings.

93.3                        The directors may on behalf of the members deal with fractions as they think fit, in particular they may:

93.3.1              sell the shares representing the fractions to any person including (subject to the Act) the Company for the best price reasonably obtainable;

93.3.2              in the case of a certificated share, authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser;

93.3.3              distribute the net proceeds of sale in due proportion among the holders of the shares or, if the directors decide, some or all of the sum raised on sale may be retained for the benefit of the Company;

93.3.4              subject to the Act, allot or issue to a member, credited as fully paid, by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or sub-division, leaves a whole number of shares (such allotment or issue being deemed to have been effected immediately before consolidation and division or sub-division, as the case may be).

93.4                        To give effect to a sale under article 93.3.1 the directors may arrange for the shares representing the fractions to be entered in the register as certificated shares.

93.5                        The directors may authorise any person to transfer the shares to, or to the direction of, the purchaser.

93.6                        The person to whom the shares are transferred is not obliged to ensure that any purchase money is received by the person entitled to the relevant fractions.

93.7                        The transferee’s title to the shares is not affected by any irregularity in or invalidity of the process leading to their sale.

93.8                        If shares are allotted or issued under article 93.3.4, the amount required to pay up those shares may be capitalised as the directors think fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares.

93.9                        A resolution of the directors capitalising part of the reserves has the same effect as if the capitalisation had been declared by ordinary resolution of the Company under article 103. In relation to the capitalisation the directors may exercise all the powers conferred on them by article 103 without an ordinary resolution of the Company.

DISTRIBUTIONS

94.                               PROCEDURE FOR DECLARING DIVIDENDS

94.1                        Subject to the Act and the articles, the Company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends.

94.2                        A dividend must not be declared unless the directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the directors.

94.3                        No dividend may be declared or paid unless it is in accordance with members’ respective rights.

94.4                        Unless the members’ resolution to declare or directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each member’s holding of shares on the date of the resolution or decision to declare or pay it.

94.5                        The directors may pay any dividend (including any dividend payable at a fixed rate) if it appears to them that the profits available for distribution justify the payment.

94.6                        If the Company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

94.7                       If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.

95.                               CALCULATION OF DIVIDENDS

95.1                        Except as otherwise provided by the articles or the rights attached to or the terms of issue of shares, all dividends must be:

95.1.1              declared and paid according to the amounts paid up on the shares on which the dividend is paid; and

95.1.2              apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

95.2                        If any share is issued on terms providing that it ranks for dividend as from a particular date, that share ranks for dividend accordingly.

95.3                        For the purposes of calculating dividends, no account is to be taken of any amount which has been paid up on a share in advance of the due date for payment of that amount.

95.4                        Except as otherwise provided by the rights attached to shares, dividends may be declared or paid in any currency.

95.5                        The directors may agree with any member that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

96.                               PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS

96.1                        Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:

96.1.1              in cash;

96.1.2              by transfer to a bank or building society account specified by the distribution recipient in writing or as the directors otherwise decide;

96.1.3              by sending a cheque, warrant or money order made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient in writing or as the directors otherwise decide;

96.1.4              by sending a cheque, warrant or money order made payable to such person by post to such person at such address as the distribution recipient has specified in writing or as the directors otherwise decide; or

96.1.5              by any other means of payment as the directors agree with the distribution recipient either in writing or by such other means as the directors decide.

96.2                        In respect of the payment of any dividend or other sum which is a distribution, the directors may decide, and notify distribution recipients, that:

96.2.1              one or more of the means described in article 96.1 will be used for payment and a distribution recipient may elect to receive the payment by one of the means so notified in the manner prescribed by the directors;

96.2.2              one or more of such means will be used for the payment unless a distribution recipient elects otherwise in the manner prescribed by the directors; or

96.2.3              one or more of such means will be used for the payment and that distribution recipients will not be able to elect otherwise.

The directors may for this purpose decide that different methods of payment may apply to different distribution recipients or groups of distribution recipients.

96.3                        In the event that:

96.3.1              a distribution recipient does not specify an address, or does not specify an account of a type prescribed by the directors, or other details necessary in order to make a payment of a dividend or other distribution by the means by which the directors have decided in accordance with this article that a payment is to be made, or by which the distribution recipient has elected to receive payment, and such address or details are necessary in order for the Company to make the relevant payment in accordance with such decision or election; or

96.3.2              if payment cannot be made by the Company using the details provided by the distribution recipient,

then the dividend or other distribution shall be treated as unclaimed for the purposes of these articles.

96.4                        In the articles, the “distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable:

96.4.1              the holder of the share;

96.4.2              if the share has two or more joint holders, the senior holder;

96.4.3              if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee (or, where two or more person are jointly entitled by transmission to the share, to any one transmittee and that person shall be able to give effective receipt for payment); or

96.4.4              in any case, to a person that the person or persons entitled to payment may direct in writing.

96.5                       Every cheque, warrant or money order sent by post is sent at the risk of the distribution recipient. If payment is made by transfer to a bank or building society account, by means of a relevant system or by another method at the direction of the distribution recipient, the Company is not responsible for amounts lost or delayed in the course of making that payment.

96.6                        Without prejudice to article 91, the directors may withhold payment of a dividend (or part of a dividend) payable to a transmittee until he has provided such evidence of his right as the directors may reasonably require.

97.                               DEDUCTIONS FROM DISTRIBUTIONS IN RESPECT OF SUMS OWED TO THE COMPANY

97.1                        If:

97.1.1              a share is subject to the Company’s lien; and

97.1.2              the directors are entitled to issue a lien enforcement notice in respect of it,

they may, instead of issuing a lien enforcement notice, deduct from any dividend or other sum payable in respect of the share any sum of money which is payable to the Company in respect of that share to the extent that they are entitled to require payment under a lien enforcement notice.

97.2                        Money so deducted must be used to pay any of the sums payable in respect of that share.

97.3                        The Company must notify the distribution recipient in writing of:

97.3.1              the fact and amount of any such deduction;

97.3.2              any non-payment of a dividend or other sum payable in respect of a share resulting from any such deduction; and

97.3.3              how the money deducted has been applied.

98.                               NO INTEREST ON DISTRIBUTIONS

98.1                        The Company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by:

98.1.1              the rights attached to the share; or

98.1.2              the provisions of another agreement between the holder of that share and the Company.

99.                               UNCLAIMED DISTRIBUTIONS

99.1                        All dividends or other sums which are:

99.1.1              payable in respect of shares; and

99.1.2              unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.

99.2                        The payment of an unclaimed dividend or other sum into a separate account does not make the Company a trustee in respect of it.

99.3                        If:

99.3.1              12 years have passed from the date on which a dividend or other sum became due for payment; and

99.3.2              the distribution recipient has not claimed it,

the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.

99.4                        If, in respect of a dividend or other sum payable in respect of a share, on any one occasion:

99.4.1              a cheque, warrant or money order is returned undelivered or left uncashed; or

99.4.2              a transfer made by a bank or other funds transfer system is not accepted,

and reasonable enquiries have failed to establish another address or account of the distribution recipient, the Company is not obliged to send or transfer a dividend or other sum payable in respect of that share to that person until he notifies the Company of an address or account to be used for that purpose. If the cheque, warrant or money order is returned undelivered or left uncashed or transfer not accepted on two consecutive occasions, the Company may exercise this power without making any such enquiries.

100.                        NON-CASH DISTRIBUTIONS

100.1                 Subject to the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including shares or other securities in any company).

100.2                 For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

100.2.1       issuing fractional certificates (or ignoring fractions);

100.2.2       fixing the value of any assets;

100.2.3       paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

100.2.4       vesting any assets in trustees.

101.                        WAIVER OF DISTRIBUTIONS

101.1                 Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if:

101.1.1       the share has more than one holder; or

101.1.2       more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

102.                        SCRIP DIVIDENDS

102.1                 Subject to the Act, but without prejudice to article 60, the directors may, with the prior authority of an ordinary resolution of the Company, allot to those holders of a particular class of shares who have elected to receive them further shares of that class or ordinary shares in either case credited as fully paid (“new shares”) instead of cash in respect of all or part of a dividend or dividends specified by the resolution.

102.2                 The directors may on any occasion determine that the right of election under article 102.1 shall be subject to any exclusions, restrictions or other arrangements that the directors may in their absolute discretion deem necessary or expedient to deal with legal or practical problems under the laws of, or the requirements of a recognised regulatory body or a stock exchange in, any territory.

102.3                 Where a resolution under article 102.1 is to be proposed at a general meeting and the resolution relates in whole or in part to a dividend to be declared at that meeting, then the resolution declaring the dividend is deemed to take effect at the end of that meeting.

102.4                 A resolution under article 102.1 may relate to a particular dividend or to all or any dividends declared or paid within a specified period, but that period may not end later than five years after the date of the meeting at which the resolution is passed.

102.5                The entitlement of each holder of shares to new shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any associated tax credit) of the dividend which would otherwise have been received by the holder (the “relevant dividend”) provided that, in calculating the entitlement, the directors may at their discretion adjust the figure obtained by dividing the relevant value by the amount payable on the new shares up or down so as to procure that the entitlement of each holder of shares may be represented by a simple numerical ratio. For this purpose the “relevant value” of each of the new shares shall be as determined by or in accordance with the resolution under article 102.1. A certificate or report by the auditors as to the value of the new shares to be allotted in respect of any dividend shall be conclusive evidence of that amount.

102.6                 The directors may make any provision they consider appropriate in relation to an allotment made or to be made under this article (whether before or after the passing of the resolution under article 102.1), including:

102.6.1       the giving of notice to holders of the right of election offered to them;

102.6.2       the provision of forms of election (whether in respect of a particular dividend or dividends generally);

102.6.3       determination of the procedure for making and revoking elections;

102.6.4       the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective; and

102.6.5       the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned).

102.7                 The dividend (or that part of the dividend in respect of which a right of election has been offered) is not declared or payable on shares in respect of which an election has been duly made (the “elected shares”); instead new shares are allotted to the holders of the elected shares on the basis of allotment calculated as in article 102.5. For that purpose, the directors may resolve to capitalise out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to the holders of the elected shares. A resolution of the directors capitalising part of the reserves has the same effect as if the directors had resolved to effect the capitalisation with the authority of an ordinary resolution of the Company under article 103. In relation to the capitalisation the directors may exercise all the powers conferred on them by article 103 without an ordinary resolution of the Company.

102.8                 The new shares rank pari passu in all respects with each other and with the fully paid shares of the same class in issue on the record date for the dividend in respect of which the right of election has been offered, but they will not rank for a dividend or other distribution or entitlement which has been declared or paid by reference to that record date.

102.9                 In relation to any particular proposed dividend, the directors may in their absolute discretion decide:

102.9.1       that holders shall not be entitled to make any election in respect of, and that any election previously made shall not extend to, such dividend; or

102.9.2       at any time prior to the allotment of the new shares which would otherwise be allotted in lieu of such dividend, that all elections to take new shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

CAPITALISATION OF PROFITS AND RESERVES

103.                        AUTHORITY TO CAPITALISE AND APPROPRIATION OF CAPITALISED SUMS

103.1                 Subject to the Act and the articles, the directors may, if they are so authorised by an ordinary resolution:

103.1.1       decide to capitalise any amount standing to the credit of the Company’s reserves (including share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution which are not required for paying a preferential dividend; and

103.1.2       appropriate any sum which they so decide to capitalise (a “capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “persons entitled”) and in the same proportions.

103.2                 Capitalised sums must be applied:

103.2.1       on behalf of the persons entitled; and

103.2.2       in the same proportions as a dividend would have been distributed to them.

103.3                 Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.

103.4                 A capitalised sum which was appropriated from profits available for distribution may be applied:

103.4.1       in or towards paying up any amounts unpaid on existing shares held by the persons entitled; or

103.4.2       in paying up new debentures of the Company which are then allotted credited as fully paid to the persons entitled or as they may direct.

103.5                 Subject to the Act and the articles the directors may:

103.5.1       apply capitalised sums in accordance with articles 103.3 and 103.4 partly in one way and partly in another;

103.5.2       make such arrangements as they think fit to resolve a difficulty arising in the distribution of a capitalised sum and in particular to deal with shares or debentures becoming distributable in fractions under this article the directors may deal with fractions as they think fit (including the issuing of fractional certificates, disregarding fractions or selling shares or debentures representing the fractions to a person for the best price reasonably obtainable and distributing the net proceeds of the sale in due proportion amongst the members (except that if the amount due to a member is less than $5, or such other sum as the directors may decide, the sum may be retained for the benefit of the Company));

103.5.3       authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them or the payment by the Company on behalf of the members of the amounts or part of the amounts or part of the amounts remaining unpaid on their existing shares under this article; and

103.5.4       generally do all acts and things required to give effect to the resolution.

103.6                 Notwithstanding any other provision of this article 103, subject to the Act and the articles, the directors may decide to capitalise any amount standing to the credit of the Company’s reserves (including share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, which are not required for paying a preferential dividend, and appropriate any sum which they so decide to capitalise in paying up new Special Voting Shares which are then allotted credited as fully paid to the Nominee in accordance with the articles.

104.                        RECORD DATES

104.1                 Notwithstanding any other provision of the articles, but subject to the Act and rights attached to shares, the Company or the directors may fix any date as the record date for a dividend, distribution, allotment or issue. The record date may be on or at any time before or after a date on which the dividend, distribution, allotment or issue is declared, made or paid.

PART 5 - MISCELLANEOUS PROVISIONS

COMMUNICATIONS

105.                        MEANS OF COMMUNICATION TO BE USED

105.1                 Save where these articles expressly require otherwise, any notice, document or information to be sent or supplied by, or on behalf of or to the Company may be sent or supplied in accordance with the Act (whether authorised or required to be sent or supplied by the Act or otherwise):

105.1.1       in hard copy form;

105.1.2       in electronic form; or

105.1.3       by means of a website.

105.2                 Subject to the articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being.

105.3                 A director may agree with the Company that notices or documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

105.4                 If by reason of the suspension or curtailment of postal services in the United Kingdom the Company is unable effectively to call a general meeting by notices sent by post, then subject to the Act, the directors may, in their absolute discretion and as an alternative to any other method of service permitted by the articles, resolve to call a general meeting by a notice advertised in at least one United Kingdom national newspaper. In this case, the Company must send confirmatory copies of the notice to those members by post if at least seven clear days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

105.5                 A notice, document or information sent by post and addressed to a member at his registered address or address for service in the United Kingdom is deemed to be given to or received by the intended recipient 24 hours after it was put in the post if pre paid as first class post and 48 hours after it was put in the post if pre paid as second class post, and in proving service it is sufficient to prove that the envelope containing the notice, document or information was properly addressed, pre paid and posted.

105.6                 A notice, document or information sent or supplied by electronic means to an address specified for the purpose by the member is deemed to have been given to or received by the intended recipient 24 hours after it was sent, and in proving service it is sufficient to prove that the communication was properly addressed and sent.

105.7                 A notice, document or information sent or supplied by means of a website is deemed to have been given to or received by the intended recipient when:

105.7.1       the material was first made available on the website; or

105.7.2       if later, when the recipient received (or, in accordance with this article 105, is deemed to have received) notification of the fact that the material was available on the website.

105.8                 A notice, document or information not sent by post but delivered by hand (which include delivery by courier) to a registered address or address for service in the United Kingdom is deemed to be given on the day it is left.

105.9                 Where notice is given by newspaper advertisement, the notice is deemed to be given to all members and other persons entitled to receive it at noon on the day when the advertisement appears or, where notice is given by more than one advertisement and the advertisements appear on different days, at noon on the last of the days when the advertisements appear.

105.10          A notice, document or information served or delivered by or on behalf of the Company by any other means authorised in writing by the member concerned is deemed to be served when the Company has taken the action it has been authorised to take for that purpose.

105.11          A qualifying person present at a meeting of the holders of a class of shares is deemed to have received due notice of the meeting and, where required, of the purposes for which it was called.

105.12          A person who becomes entitled to a share by transmission, transfer or otherwise is bound by a notice in respect of that share (other than a notice served by the Company under section 793 of the Act) which, before his name is entered in the register, has been properly served on a person from whom he derives his title.

105.13          In the case of joint holders of a share, a notice, document or information shall be validly sent or supplied to all joint holders if sent or supplied to whichever of them is named first in the register in respect of the joint holding. Anything to be agreed or specified in relation to a notice, document or information to be sent or supplied to joint holders, may be agreed or specified by the joint holder who is named first in the register in respect of the joint holding.

105.14          The Company may give a notice, document or information to a transmittee as if he were the holder of a share by addressing it to him by name or by the title of representative of the deceased or trustee of the bankrupt member (or by similar designation) at an address in the United Kingdom supplied for that purpose by the person claiming to be a transmittee. Until an address has been supplied, a notice, document or information may be given in any manner in which it might have been given if the death or bankruptcy had not occurred. The giving of notice in accordance with this article is sufficient notice to any other person interested in the share.

105.15          A member whose registered address is not within the United Kingdom, Italy or the United States shall not be entitled to receive any notice, document or information from the Company unless:

105.15.1 the Company is able, in accordance with the Act, to send the notice, document or information in electronic form or by means of a website; or

105.15.2 the member gives to the Company a postal address within the United Kingdom, Italy or the United States at which notices to the member may be given.

106.                        LOSS OF ENTITLEMENT TO NOTICES

106.1                 Subject to the Act, a member (or in the case of joint holders, the person who is named first in the register) who has no registered address within the United Kingdom, and has not supplied to the Company an address within the United Kingdom at which notice or other documents or information can be given to him, shall not be entitled to receive any notice or other documents or information from the Company. Such a member (or in the case of joint holders, the person who is named first in the register) shall not be entitled to receive any notice or other documents or information from the Company even if he has supplied an address for the purposes of receiving notices or other documents or information in electronic form.

106.2                 If:

106.2.1       the Company sends two consecutive documents to a member over a period of at least 12 months; and

106.2.2       each of those documents is returned undelivered, or the Company receives notification that it has not been delivered,

that member ceases to be entitled to receive notices from the Company.

106.3                 A member who has ceased to be entitled to receive notices from the Company becomes entitled to receive such notices again by sending the Company:

106.3.1       a new address to be recorded in the register; or

106.3.2       if the member has agreed that the Company should use a means of communication other than sending things to such an address, the information that the Company needs to use that means of communication effectively.

ADMINISTRATIVE ARRANGEMENTS

107.                        SECRETARY

107.1                 Subject to the Act, the directors shall appoint a secretary or joint secretaries and may appoint one or more persons to be an assistant or deputy secretary on such terms and conditions (including remuneration) as they think fit.

107.2                 The directors may remove a person appointed under this article 107 from office and appoint another or others in his place.

107.3                 Any provision of the Act or of the articles requiring or authorising a thing to be done by or to a director and the secretary is not satisfied by its being done by or to the same person acting both as director and as, or in the place of, the secretary.

108.                        CHANGE OF NAME

The directors may change the name of the Company.

109.                        AUTHENTICATION OF DOCUMENTS

109.1                 A director or the secretary or another person appointed by the directors for the purpose may authenticate:

109.1.1       documents affecting the constitution of the Company (including the articles);

109.1.2       resolutions passed by the Company or holders of a class of shares or the directors or a committee of the directors; and

109.1.3       books, records, documents and accounts relating to the business of the Company,

109.1.4       and may certify copies or extracts as true copies or extracts.

110.                        COMPANY SEALS

110.1                 The directors must provide for the safe custody of every seal.

110.2                 A seal may be used only by the authority of a resolution of the directors or of a committee of the directors.

110.3                 The directors may decide who will sign an instrument to which a seal is affixed (or, in the case of a share certificate, on which the seal may be printed) either generally or in relation to a particular instrument or type of instrument. The directors may also decide, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical means.

110.4                 Unless otherwise decided by the directors:

110.4.1       share certificates and certificates issued in respect of debentures or other securities (subject to the provisions of the relevant instrument) need not be signed or, if signed, a signature may be applied by mechanical or other means or may be printed; and

110.4.2       every other instrument to which a seal is affixed shall be signed by one director and by the secretary or a second director, or by one director in the presence of a witness who attests his signature.

111.                        RECORDS OF PROCEEDINGS

111.1                 The directors must make sure that proper minutes are kept in minute books of:

111.1.1       all appointments of officers and committees made by the directors and of any remuneration fixed by the directors; and

111.1.2       all proceedings (including the names of the directors present at such meeting) of general meetings;

111.1.3       meetings of the holders of any class of shares in the Company;

111.1.4       the directors’ meetings; and

111.1.5       meetings of committees of the directors.

111.2                 If purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting, minutes are conclusive evidence of the proceedings at the meeting.

111.3                 The directors must ensure that the Company keeps records, in the books kept for the purpose, of all directors’ written resolutions.

111.4                 All such minutes and written resolutions must be kept for at least 10 years from the date of the meeting or written resolution as the case may be.

112.                        DESTRUCTION OF DOCUMENTS

112.1                 The Company is entitled to destroy:

112.1.1       all instruments of transfer of shares (including documents constituting the renunciation of an allotment of shares) which have been registered, and all other documents on the basis of which any entries are made in the register, from six years after the date of registration;

112.1.2       all dividend mandates (or mandates for other amounts), variations or cancellations of such mandates, and notifications of change of address, from two years after they have been recorded;

112.1.3       all share certificates which have been cancelled from one year after the date of the cancellation;

112.1.4       all paid dividend warrants and cheques from one year after the date of actual payment;

112.1.5       all proxy notices from one year after the end of the meeting to which the proxy notice relates; and

112.1.6       all other documents on the basis of which any entry in the register is made at any time after 10 years from the date an entry in the register was first made in respect of it.

112.2                 If the Company destroys a document in good faith, in accordance with the articles, and without express notice to the Company that the preservation of the document is relevant to a claim, it is conclusively presumed in favour of the Company that:

112.2.1       entries in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed were duly and properly made;

112.2.2       any instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

112.2.3       any share certificate so destroyed was a valid and effective certificate duly and properly cancelled; and

112.2.4       any other document so destroyed was a valid and effective document in accordance with its recorded particulars in the books or records of the Company.

112.3                 This article does not impose on the Company any liability which it would not otherwise have if it destroys any document before the time at which this article permits it to do so or in any case where the conditions of this article are not fulfilled.

112.4                 In this article, references to the destruction of any document include a reference to its being disposed of in any manner.

113.                        ACCOUNTS

113.1                 The directors must ensure that accounting records are kept in accordance with the Act.

113.2                 The accounting records shall be kept at the registered office of the Company or, subject to the Act, at another place decided by the directors and shall be available during business hours for the inspection of the directors and other officers. No member (other than a director or other officer) has the right to inspect an accounting record or other document except if that right is conferred by the Act or he is authorised by the directors or by an ordinary resolution of the Company.

113.3                In respect of each financial year, a copy of the Company’s annual accounts, the directors’ report, the strategic report, the directors’ remuneration report, and the auditors’ report on those accounts and on the auditable part of the directors’ remuneration report shall be sent or supplied to:

113.3.1       every member (whether or not entitled to receive notices of general meetings);

113.3.2       every holder of debentures (whether or not entitled to receive notices of general meetings); and

113.3.3       every other person who is entitled to receive notices of general meetings,

not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Act. This article does not require copies of the documents to which it applies to be sent or supplied to:

113.3.4       a member or holder of debentures of whose address the Company is unaware; or

113.3.5       more than one of the joint holders of shares or debentures.

113.4                 The directors may determine that persons entitled to receive a copy of the Company’s annual accounts, the directors’ report, the strategic report, the directors’ remuneration report, and the auditors’ report on those accounts and on the auditable part of the directors’ remuneration report are those persons entered on the register at the close of business on a day determined by the directors.

113.5                 Where permitted by the Act, the strategic report with supplementary material in the form and containing the information prescribed by the Act may be sent or supplied to a person so electing in place of the documents required to be sent or supplied by article 113.3.

114.                        PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS

The directors may decide to make provision for the benefit of persons (other than a director or former director or shadow director) employed or formerly employed by the Company or any of its subsidiary undertakings (or any member of his family, including a spouse or former spouse, or any person who is or was dependent on him) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary undertaking.

115.                        WINDING UP OF THE COMPANY

115.1                 On a voluntary winding up of the Company the liquidator may, on obtaining any sanction required by law:

115.1.1       divide among the members in kind the whole or any part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds; and

115.1.2       vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, with the like sanction, shall determine.

115.2                 For this purpose the liquidator may:

115.2.1       set the value he deems fair on a class or classes of property; and

115.2.2       determine on the basis of that valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members.

115.3                 The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.

DIRECTORS’ INDEMNITY AND INSURANCE

116.                        INDEMNITY OF OFFICERS AND FUNDING DIRECTORS’ DEFENCE COSTS

116.1                 To the fullest extent permitted by the Act and without prejudice to any indemnity to which he may otherwise be entitled, every person who is or was a director or other officer of the Company or any of its associates (other than any person (whether or not an officer of the Company or any of its associates) engaged by the Company of any of its associates as auditor) shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him (whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise as a director or such other officer of the Company or any of its associates) in relation to the Company or any of its associates or its/their affairs provided that such indemnity shall not apply in respect of any liability incurred by him:

116.1.1       to the Company or to any of its associates;

116.1.2       to pay a fine imposed in criminal proceedings;

116.1.3       to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising);

116.1.4       in defending any criminal proceedings in which he is convicted;

116.1.5       in defending any civil proceedings brought by the Company, or any of its associates, in which judgment is given against him; or

116.1.6       in connection with any application under any of the following provisions in which the court refuses to grant him relief, namely:

(a)                                 section 661(3) or (4) of the Act (acquisition of shares by innocent nominee); or

(b)                                 section 1157 of the Act (general power to grant relief in case of honest and reasonable conduct).

116.2                 In article 116.1.4, 116.1.5 or 116.1.6 the reference to a conviction, judgment or refusal of relief is a reference to one that has become final. A conviction, judgment or refusal of relief becomes final:

116.2.1       if not appealed against, at the end of the period for bringing an appeal; or

116.2.2       if appealed against, at the time when the appeal (or any further appeal) is disposed of.

An appeal is disposed of:

116.2.3       if it is determined and the period for bringing any further appeal has ended; or

116.2.4       if it is abandoned or otherwise ceases to have effect.

116.3                 To the extent permitted by the Act and without prejudice to any indemnity to which he may otherwise be entitled, every person who is or was a director of the Company acting in its capacity as a trustee of an occupational pension scheme shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in connection with the Company’s activities as trustee of the scheme provided that such indemnity shall not apply in respect of any liability incurred by him:

116.3.1       to pay a fine imposed in criminal proceedings;

116.3.2       to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising); or

116.3.3       in defending criminal proceedings in which he is convicted.

For the purposes of this article, a reference to a conviction is to the final decision in the proceedings. The provisions of article 116.2 shall apply in determining when a conviction becomes final.

116.4                 Without prejudice to article 116.1 or to any indemnity to which a director may otherwise be entitled, and to the extent permitted by the Act and otherwise upon such terms and subject to such conditions as the directors may in their absolute discretion think fit, the directors shall have the power to make arrangements to provide a director with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with an application under section 661(3) or (4) of the Act (acquisition of shares by innocent nominee) or section 1157 of the Act (general power to grant relief in case of honest and reasonable conduct) or in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority or to enable a director to avoid incurring any such expenditure.

116.5                 Where at any meeting of the directors or a committee of the directors any arrangement falling within article 116.4 is to be considered, a director shall be entitled to vote and be counted in the quorum at such meeting unless the terms of such arrangement confers upon such director a benefit not generally available to any other director; in that event, the interest of such director in such arrangement shall be deemed to be a material interest for the purposes of article 21 and he shall not be so entitled to vote or be counted in the quorum.

117.                        INSURANCE

117.1                 To the extent permitted by the Act, the directors may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

117.1.1       a director or a secretary of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

117.1.2       trustee of a retirement benefits scheme or other trust in which a person referred to in article 117.1.1 is or has been interested,

indemnifying him and keeping him indemnified against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.